                                                                   EXHIBIT 10.48
                                 LOAN AGREEMENT

                                     Between

                            COUNTY OF HAMILTON, OHIO

                                       and

                             ADAM WUEST REALTY, INC.
                                       AND
                                ADAM WUEST, INC.

                                   $2,980,000

                              ECONOMIC DEVELOPMENT
                      REVENUE REFUNDING BONDS, SERIES 1994

                           (ADAM WUEST, INC. PROJECT)

                          Dated as of February 1, 1994

Certain of the interests of the County of Hamilton, Ohio in this Loan Agreement have been assigned to The Fifth Third Bank, Cincinnati, Ohio, as Trustee under the Trust Indenture dated as of February 1, 1994, from the County of Hamilton, Ohio.

This instrument prepared by:
Timothy J. Quinn, Esq.
Taft, Stettinius & Hollister
1800 Star Bank Center
Cincinnati, Ohio 45202

                                TABLE OF CONTENTS

(The Table of Contents is not a part of the Agreement but for convenience of reference only.)

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PREAMBLES         .............................................................................................  1

ARTICLE I
                  DEFINITIONS..................................................................................  2
                  Section 1.1.   General.......................................................................  2
                  Section 1.2.   Definitions...................................................................  2

ARTICLE II
                  THE LOAN; LOAN PAYMENTS, LETTER OF CREDIT AND ADDITIONAL PAYMENTS; BORROWERS TO EXECUTE
                  AND DELIVER NOTE............................................................................  10
                  Section 2.1.   Amount and Terms of the Loan; the Note.......................................  10
                  Section 2.2.   Additional Payments..........................................................  12
                  Section 2.3.   Notes........................................................................  13
                  Section 2.4.   Assignment of Payments and Note..............................................  14
                  Section 2.5.   Obligations Unconditional....................................................  14
                  Section 2.6.   Prepayment of Loan and Additional Payments:
                                    Moneys for Purchase or Optional Redemption................................  15
                  Section 2.7.   Past Due Loan Payments and Additional Payments...............................  15
                  Section 2.8.   Redemption of Bonds..........................................................  15
                  Section 2.9.   Application of Certain Proceeds..............................................  16
                  Section 2.10.  Adjustment of Loan Payments in the Event of Redemption or
                                  Cancellation of Project Bonds...............................................  16
                  Section 2.11.  Assignment of Agreement and Pledged Receipts.................................  16
                  Section 2.12.  [Reserved]...................................................................  16
                  Section 2.13.  Letter of Credit.............................................................  16

ARTICLE III
                  ACQUISITION, CONSTRUCTION, EQUIPPING AND OWNERSHIP OF THE PROJECT...........................  17
                  Section 3.1.  Acquisition, Construction and Equipping of the Project........................  17
                  Section 3.2.  Plans and Specifications......................................................  17
                  Section 3.3.  Completion Date...............................................................  17
                  Section 3.4.  Agreement as to Ownership of Project..........................................  17
                  Section 3.5.  Use of Project................................................................  17
                  Section 3.6.  Additional Bonds..............................................................  17
                  Section 3.7.  Opinion to be Provided........................................................  17
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ARTICLE IV
                  ISSUANCE OF BONDS; APPLICATION OF PROCEEDS...................................................  18
                  Section 4.1.   Issuance of Bonds; Deposit of Bond Proceeds...................................  18
                  Section 4.2.   Disbursements from the Construction Fund......................................  18
                  Section 4.3.   Obligation of the Parties to Cooperate in Furnishing Documents................  18
                  Section 4.4.   Borrowers Required to Pay Costs in Event Construction Fund Insufficient.......  18
                  Section 4.5.   Investment of Fund Moneys.....................................................  19

ARTICLE V
                  MAINTENANCE; INSURANCE; DAMAGE; DESTRUCTION AND EMINENT DOMAIN...............................  19
                  Section 5.1    Maintenance...................................................................  19
                  Section 5.2.   Removal of Portions of the Project............................................  19
                  Section 5.3.   Option to Release Portion of Project..........................................  19
                  Section 5.4.   Insurance Required............................................................  19
                  Section 5.5.   Title Insurance...............................................................  20
                  Section 5.6.   Worker's Compensation Coverage................................................  20
                  Section 5.7.   [Reserved]....................................................................  20
                  Section 5.8.   Damage, Destruction and Eminent Domain........................................  20

ARTICLE VI
                  WARRANTIES, REPRESENTATIONS AND SPECIAL COVENANTS............................................  20
                  Section 6.1.   Warranty of Issuer............................................................  20
                  Section 6.2.   Representations and Warranties of the Borrowers...............................  21
                  Section 6.3.   Covenants Regarding Maintenance of Company's
                                    and Realty's Existence as Corporations.....................................  28
                  Section 6.4.   Financial Statements..........................................................  29
                  Section 6.5.   Borrowers' Approval of Indenture..............................................  29
                  Section 6.6.   Right of Access...............................................................  29
                  Section 6.7.   Indemnification...............................................................  29
                  Section 6.8.   Borrowers Not to Adversely Affect Tax Exempt
                                    Status of Interest on Project Bonds........................................  29
ARTICLE VII
                  ASSIGNMENT...................................................................................  30
                  Section 7.1.   Assignment by Borrowers.......................................................  30
                  Section 7.2.   Assignment by Issuer..........................................................  31

ARTICLE VIII
                  TERMINATION AND PREPAYMENT...................................................................  31
                  Section 8.1.   Option to Terminate...........................................................  31
                  Section 8.2.   Option to Prepay Loan.........................................................  31
                  Section 8.3.   Obligation to Prepay Loan.....................................................  32
                  Section 8.4.   Notice of Prepayment..........................................................  32
                  Section 8.5.   Prepayment Price..............................................................  32

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                  Section 8.6.   Relative Position of this Article and Indenture...............................  33
                  Section 8.7.   Concurrent Discharge of Note..................................................  33

ARTICLE IX
                  EVENTS OF DEFAULT AND REMEDIES...............................................................  33
                  Section 9.1.   Events of Default.............................................................  33
                  Section 9.2.   Remedies on Default...........................................................  34
                  Section 9.3.   No Remedy Exclusive...........................................................  35
                  Section 9.4.   Agreement to Pay Attorneys' Fees and Expenses.................................  35
                  Section 9.5.   No Additional Waiver Implied by One Waiver....................................  36

ARTICLE X
                  MISCELLANEOUS................................................................................  36
                  Section 10.1.  Term of Agreement.............................................................  36
                  Section 10.2.  Amounts Remaining in Bond Fund................................................  36
                  Section 10.3.  Notices.......................................................................  36
                  Section 10.4.  Binding Effect................................................................  36
                  Section 10.5.  Amendments, Changes and Modifications.........................................  37
                  Section 10.6.  Counterparts..................................................................  37
                  Section 10.7.  Severability..................................................................  37
                  Section 10.8.  Cautions......................................................................  37
                  Section 10.9.  Governing Law.................................................................  37
                  Section 10.10. Selection of Alternate Letter of Credit.......................................  37
                  Section 10.11. Continuing Obligation.........................................................  37
                  Section 10.12. Assumption of Obligations of Realty...........................................  38

SIGNATURES        .............................................................................................  38

CERTIFICATE       .............................................................................................  39

EXHIBIT A
                  FORM OF PROMISSORY NOTE......................................................................  40

EXHIBIT B
                  PROJECT .....................................................................................  44

EXHIBIT C
                  PROJECT SITE ................................................................................  45

EXHIBIT
                  DISBURSEMENT REQUEST FORM....................................................................  46

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
                                 LOAN AGREEMENT
                                      Among
                            COUNTY OF HAMILTON, OHIO
                                       And
                             ADAM WUEST REALTY, INC.
                                       And
                                ADAM WUEST, INC.

         THIS LOAN AGREEMENT made and entered into as of the first day of February, 1994, among the COUNTY OF HAMILTON, OHIO (hereinafter called the "Issuer"), a county and political subdivision organized and existing under the laws of the State of Ohio, ADAM WUEST REALTY, INC., an Ohio corporation (hereinafter called "Realty"), and ADAM WUEST, INC., an Ohio corporation (hereinafter called the "Company") (the Company and Realty are sometimes hereinafter referred to as the "Borrowers").

                               W I T N E S S E T H

         WHEREAS, Section 13 of Article VIII of the Ohio Constitution provides, among other things, for the passage of laws authorizing the State, its political subdivisions and their agencies or instrumentalities, to make loans to others, to acquire, construct, enlarge, improve and equip, and lease and sell property, structures, equipment and facilities for industry, commerce, distribution and research and to make loans and to issue bonds to provide funds by loans for such purposes, in order to create or preserve jobs and employment opportunities and improve the economic welfare of the people of the State; and

         WHEREAS, pursuant thereto, Ohio Revised Code Chapter 165 provides, among other things, for the issuance of revenue bonds of the Issuer to provide funds to make loans to others to purchase, construct, reconstruct, enlarge, improve, furnish and equip real or personal property or both, or interests therein, and to refund prior industrial development bond issues, to create or preserve employment opportunities and to improve the economic welfare of the Issuer, for the use of such property for industry, commerce, distribution or research; and

         WHEREAS, the Legislative Authority has found and determined, and hereby finds and determines, that the industrial, commercial and economic welfare of the Issuer will be benefitted by the Project, and negotiations have been carried on between the Issuer and the Borrower with respect to the issuance by the Issuer of its economic development revenue refunding bonds (hereinafter called the "Project Bonds") and the loan of the proceeds derived from the sale of the Project Bonds in order to assist in the refunding of the bonds (the "Prior Bonds") of the Issuer which were issued for the financing of the acquisition, construction and equipment of manufacturing facilities comprising the Project (hereinafter defined), which facilities are owned by the Borrowers; and the Issuer, through its Legislative Authority, has found and determined, and hereby finds and determines, that the refunding of the Prior Bonds as hereinabove described will promote the welfare of the people of the Issuer, stabilize the economy, provide employment, and assist in the development of commercial activities to the benefit of the people of the Issuer and will provide additional opportunities for their gainful employment or preservation of their employment, and that such refunding is authorized by, and will be consistent with and in of, the provisions of Article VIII, Section 13 of the Ohio Constitution and of the laws of the State of Ohio, particularly Chapter 165 of the Ohio Revised Code, and the Plan aforesaid; and

         WHEREAS, the Borrowers and the Issuer each have full right and lawful authority to enter into this Loan Agreement (hereinafter called the "Agreement", and, when the context permits, references herein to the Agreement shall be deemed to include amendments hereto) and to perform and observe the provisions hereof on their respective parts to be performed and observed;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows, provided, that any obligation of the Issuer created by or arising out of this Agreement, shall never constitute a debt or a pledge of the faith and credit or the taxing power of the Issuer, the State of Ohio or any political subdivision or taxing district thereof but shall be payable solely out of Pledged Receipts as herein defined, anything herein contained to the contrary by implication or otherwise notwithstanding:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. General. In addition to the words and terms elsewhere defined in this Agreement, certain words and terms as used in this Agreement shall have the meanings given to them by the definitions and descriptions in this Article I unless the context or use indicates another or different meaning or intent, and such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms herein defined. Those words and terms not specifically defined herein and used in this Agreement and Article I as defined words or terms shall have the meanings set forth in the Indenture, as defined herein.

         Section 1.2. Definitions. The following words and terms are defined terms under this Agreement:

         "Act" means Chapter 165 of the Ohio Revised Code, enacted and amended pursuant to Section 13 of Article VIII and other provisions of the Ohio Constitution.

         "Additional Bonds" means Bonds issued pursuant to Section 8 of the Bond Legislation.

         "Additional Payments" means the amounts required to be paid by the provisions of Section 2.2 of this Agreement.

         "Agreement" means this Loan Agreement between the Issuer and the Borrowers, dated as of February 1, 1994, as the same may be duly amended, modified or supplemented in accordance with the provisions hereof.

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         "Alternate Letter of Credit" means an Alternate Letter of Credit as defined in the Indenture.

         "Assignment of Rents and Leases" means the Assignment of Rents and Leases dated as of February 1, 1994, from the Borrowers to the Trustee and the Letter of Credit Bank, as amended or supplemented.

         "Authorized Borrowers Representative" means any person reasonably acceptable to the Trustee and the Letter of Credit Bank and from time to time designated to act on behalf of both the Borrowers by written certificate furnished to the Issuer, the Letter of Credit Bank and the Trustee, containing the specimen signature of such person and signed on behalf of the Borrowers by officers of both Borrowers. Such certificate may designate an alternate or alternates who shall have the same authority duties and powers as such Authorized Representative.

         "Authorized Issuer Representative" means the person from time to time designated to act on behalf of the Issuer by written certificate furnished to the Borrowers and Trustee, containing the specimen signature of such person and signed on behalf of the Issuer. Such certificate may designate an alternate or alternates who shall have the same authority, duties arid powers as the Authorized Issuer Representative.

         "Bonds" means the Project Bond or Project Bonds and any Additional Bonds issued and to be issued pursuant to the Indenture.

         "Bond Fund" means the Bond Fund created in Section 7 of the Bond Legislation and Indenture.

         "Bond Fund Payment" means as to the Project Bonds an amount equal to the interest accrued on the Project Bonds from their date to the date of their delivery to the Original Purchaser and payment therefor, and as to Additional Bonds the amount specified in the Bond Legislation authorizing such Additional Bonds, provided that the Bond Fund Payment for any Additional Bonds shall not be less than an amount equal to the interest accrued on such Additional Bonds from their date to the date of delivery of such Additional Bonds to their original purchaser and payment therefor.

         "Bond Purchase Agreement" means the Bond Purchase Agreement, by and among the Issuer, the Borrowers, the Letter of Credit Bank and the Original Purchaser.

         "Bondholder" or "Holder" or "holder" or "holder of Bonds" means any person in whose name a Bond is registered.

         "Bond Legislation" means the resolution adopted by the Legislative Authority of the Issuer authorizing the Project Bonds, except that when used with reference to an issue of Additional Bonds it shall mean the aforesaid order and resolution to the extent applicable and other legislation providing for the issuance of such Additional Bonds, and except that when used with reference to Bonds when Additional Bonds are outstanding, it shall mean the order and resolution first referred to above and the Bond Legislation providing for the issuance of Additional Bonds, all as the same may from time to time be lawfully amended, modified or supplemented.

         "Bond Redemption Date" means any date, other than an Interest Payment Date, upon which Bonds shall be redeemed pursuant to the Indenture.

         "Bond service charges" for any time period or with respect to any date means the principal, including mandatory sinking fund redemption requirements, interest, and redemption premium, if any, required to be paid by the Issuer on the Bonds for such time period or on such date.

         "Code" means the Internal Revenue Code of 1986, and with respect to a specific section thereof such reference shall be deemed to include (i) the regulations prescribed under such section, (ii) any successor provision of similar import hereafter enacted, (iii) any corresponding provision of any subsequent Internal Revenue Code, and (iv) the regulations prescribed under the provisions described in (ii) and (iii).

         "Company" means Adam Wuest, Inc., an Ohio corporation and its successors and assigns.

         "Construction Fund" means the Construction Fund created Section 6 of the Bond Legislation.

         "Determination of Taxability" means (i) the enactment of legislation or the adoption of final regulations or a final decision, ruling or technical advice by any Federal judicial or administrative authority which has the effect of requiring interest on the Bonds to be included in the gross income of the holders for Federal income tax purposes (other than a holder who is a "substantial user" of the Project or a "related person" as those terms are used in Section 147(a) and 144(a) of the Code and other than Bonds held by or pledged to the Letter of Credit Bank); or (ii) the delivery to the Trustee of a written statement signed by the Authorized Borrower Representative to the effect that the Borrowers have exceeded or will exceed the maximum amount of capital expenditures permitted under Section 144(a)(4) of the Code; provided that no decision by any court or decision, ruling or technical advice by any administrative authority shall be considered final (a) unless the holder involved in the proceeding or action giving rise to such decision, ruling or technical advice (i) gives the Borrowers and the Trustee prompt notice of the commencement thereof, and (ii) offers the Borrowers the opportunity to control the contest thereof, provided the Borrowers shall have agreed to bear all expenses in connection therewith and to indemnify that holder against all liabilities in connection therewith, and (b) until the expiration of all periods for judicial review or appeal.

         "Eligible Investments" means Eligible Investments as defined in the indenture.

         "Engineer" means an engineer or engineering firm or an architect or architectural firm qualified to practice the profession of engineering or architecture under the laws of the State, and who or which is acceptable to the Borrowers, the Trustee and the Letter of Credit Bank and is not an officer or full-time employee of the Issuer or the Borrowers.

         "Event of Taxability" means the occurrence of circumstances on the basis of which a Determination of Taxability shall have been found to have occurred, or which shall constitute a Determination of Taxability, and which result in the interest payable on the Bonds becoming includable in the gross income for Federal income tax purposes of the holders of the Bonds (other than a holder who is a "substantial user" of the Project or a "related person" as such are defined or used in Section 147(a) and 144(a) of the Code).

         "Indenture" means the Trust Indenture between the Issuer and The Fifth Third Bank, as Trustee, of even date herewith, as the same may be duly amended, modified or supplemented in accordance with the provisions thereof.

         "Independent Counsel" means any attorney or firm of attorneys acceptable to the Trustee and to the Issuer and who is not an officer, partner or a full-time employee of the Issuer or the Borrowers, and in the case of a firm, none of the attorneys or members of which is an officer, partner or a full-time employee of the Issuer or the Borrowers.

         "Interest Payment Date" means the first day of each March and September, commencing September 1, 1994.

         "Interest Rate for Advances" means a rate per annum which is equal to the sum of the Prime Rate, plus two percent (2.00%).

         "Lease" means the Lease Agreement between Realty and the Company relating to the Project Site.

         "Legislative Authority" means the Board of County Commissioners of the Issuer.

         "Letter of Credit" means the Letter of Credit as defined in the Indenture.

         "Letter of Credit Bank" means, as to the Project Bonds, The Fifth Third Bank, Cincinnati, Ohio, and its successors under the Letter of Credit and the issuer of any Alternate Letter of Credit.

         "Loan" means the loan by the Issuer to the Borrowers of the proceeds from the sale of the Project Bonds to the Original Purchaser as the same may hereafter be increased from the proceeds from the sale of Additional Bonds.

         "Loan Payment Date" means each Bond Redemption Date, each Interest Payment Date, each Principal Payment Date, each Mandatory Redemption Date, the date upon which any advance payment of principal or interest is required by the provisions of Section 2.1 of this Agreement, and any date on which any principal of, premium, if any, or interest on the Bonds shall be due and payable upon mandatory redemption because of acceleration.

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
         "Loan Payments" means the amounts required to be paid and/or prepaid by the provisions of Section 2.1 of this Agreement, as the same may hereafter be amended or supplemented.

         "Mandatory Redemption Date" means as to any Additional Bonds, the date or dates specified in the applicable Bond Legislation on which such Additional Bonds are to be retired prior to maturity pursuant to Mandatory Sinking Fund Requirements. As appropriate, the maturity date for any series of Project Bonds shall also be deemed to be a "Mandatory Redemption Date." There are no Mandatory Redemption Dates for the Projected Bonds.

         "Mandatory Sinking Fund Requirements" means amounts required by the Bond Legislation to be deposited in the Bond Fund for the purpose of retiring, on a specified date, principal maturities of Bonds which by their terms are due and payable, if not called for prior redemption, at a subsequent date.

         "Mortgage" means the Open-End Mortgage and Security Agreement from the Borrowers to the Trustee and the Letter of Credit Bank with respect to the Project and other property as described therein, dated as of February 1, 1994, as the same may be duly amended, modified or supplemented in accordance with the provisions thereof.

         "Net Proceeds" means, as to any insurance proceeds or any condemnation award, the amount remaining after deducting therefrom all expenses (including attorneys' fees and any Extraordinary Expenses, as defined in the Indenture, of the Trustee) incurred in the collection of such proceeds or award.

         "Note" or "Notes" means the promissory note dated as of February 1, 1994, constituting the joint and several promise of the Borrowers to repay the Loan to the Issuer, which Note shall be in substantially the form attached to this Agreement as Exhibit A. and any additional promissory note or notes executed and delivered with respect to Additional Bonds.

         "Notice Address" means:

(a)    As to the Issuer:
                     County of Hamilton, Ohio
                     Administration Building, Room 603
                     138 East Court Street
                     Cincinnati, Ohio 45202
                     Attention: President, Board of
                     County Commissioners

(b)    As to the Borrowers:
                     Adam Wuest Realty, Inc.
                     645 Lynn Street
                     Cincinnati, Ohio 45203
                     Attention: Vice President, Finance

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
                    and

                    Adam Wuest, Inc.


                    645 Lynn Street
                    Cincinnati, Ohio 45203
                    Attention: Vice President, Finance

(c)   As to the Trustee:
                    The Fifth Third Bank
                    Fifth Third Bank Center
                    38 Fountain Square Plaza
                    Cincinnati, Ohio 45263
                    Attention: Corporate Trust Department

(d)   As to the Original Purchaser:
                    Gradison Division of McDonald &
                    Company Securities, Inc.
                    580 Walnut Street
                    Cincinnati, Ohio 45202
                    Attention: Mr. Daniel R. Blank
                    Vice President

(e)   As to the Letter of Credit Bank:
                    The Fifth Third Bank
                    Fifth Third Center
                    38 Fountain Square Plaza
                    Cincinnati, Ohio 45263
                    Attention: Mr.  Thomas Schiller
                    Vice President

or such different address, notice of which is given under Section 10.3 of this Agreement, but no such notice shall thereby be required to be sent to more than two addresses.

         "Original Purchaser" means, as to the Project Bonds, Gradison Division of McDonald & Company Securities, Inc., Cincinnati, Ohio, and, as to any Additional Bonds, the person or persons identified as such in the Bond Legislation providing for the issuance of such Additional Bonds.

         "Outstanding Bonds" or "Bonds outstanding" or "outstanding" as applied to Bonds, means, as of any date, all Bonds which have been authenticated and delivered, or are then being delivered, by the Trustee under the Indenture except:

          (a) Bonds surrendered for and replaced upon exchange or transfer, or cancelled because of payment or redemption, at or prior to such date;

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
          (b) Bonds which are deemed to have been paid and discharged pursuant to the provisions of Section 8.02 of the Indenture; provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee; and

           (c) Bonds in lieu of which others have been authenticated (or payment, when due, of which is made without replacement) under
                  Section 2.05 of the Indenture;

and also except that

            (d) For the purpose of determining whether the holders of the requisite principal amount of Bonds have made or concurred in any notice, request, demand, direction, consent, approval, order, waiver, acceptance, appointment or other instrument or communication under or pursuant to the Indenture, Bonds owned by or for the account of either of the Borrowers or any person owned, controlled by, under common control with or controlling either of the Borrowers, but specifically excluding Bonds, if any, held or owned by, or pledged to, the Letter of Credit Bank, shall be disregarded and deemed to be not outstanding. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Borrowership of 5% or more of a class of securities having general voting power to elect a majority of the board of directors of a corporation shall be conclusive evidence of control of such corporation.

         "Paying Agents" means any banks or trust companies designated as the paying agencies or places of payment for Bonds by or pursuant to the applicable Bond Legislation, and their successors designated pursuant to the Indenture.

         "Person" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a joint-stock venture, an association and a government or any department or agency thereof.

         "Pledged Receipts" means (a) the Loan Payments, including the payments of principal of and interest and any premium on the Note, (b) subject to the provisions of Sections 3.04, 4.02 and 8.02 of the Indenture with respect to the Trustee holding moneys for the benefit of the holders of particular Bonds, all other moneys received by the Issuer or the Trustee for the account of the Issuer, including condemnation awards, insurance proceeds, and other payments pursuant to this Agreement or in respect to the Loan, (c) the proceeds of the Bonds and any moneys deposited in the Construction Fund and the Bond Fund from whatever source including any draws under the Letter of Credit, and (d) the income and profit from the investment of the

Loan Payments and such moneys deposited in the Construction Fund and the Bond Fund. Moneys in the Excess Investment Earnings Account shall constitute Pledged Receipts.

         "Prime Rate" shall have the meaning a signed to such term in the Reimbursement Agreement.

         "Principal Payment Date" means, as to the Project Bonds, the first day of each September in the years in which the Project Bonds mature (or are subject to redemption pursuant to Mandatory Sinking Fund Requirements) as provided in
Section 3 of the Bond Legislation, and as to Additional Bonds, the date or dates identified as such in the Bond Legislation authorizing such Additional Bonds.

         "Prior Bonds" means the $3,450,000 Economic Development Revenue Bonds, Series 1990 (Adam Wuest, Inc. Project), of the Issuer, dated September 1, 1990.

         "Project" means the real, personal or real and personal property, including undivided or other interests therein, identified in Exhibits B and C of this Agreement, or in or pursuant to any amendments thereto or hereto or in the certificate of the Authorized Borrowers Representative given pursuant to
Section 3.3 of this Agreement, or acquired, constructed or installed as a replacement or substitution therefor or an addition thereto. The Project is comprised of the Project Site and the Project Equipment.

         "Project Bonds" means the Bond or Bonds initially issued by the Issuer pursuant to the Indenture and designated "Economic Development Revenue Refunding Bonds, Series 1994 (Adam Wuest, Inc. Project)".

         "Project Equipment" means the personal property described in Exhibit B of this Agreement. The Project Equipment shall be owned by Adam Wuest, Inc., an Ohio corporation.

         "Project Purposes" means the purposes of a manufacturing facility as described in the Act.

         "Project Site" means the real property described in Exhibit C of this Agreement. The Project Site, which includes the buildings and fixtures located thereon, shall be owned by Adam Wuest Realty, Inc., an Ohio corporation, and leased to the Company.

         "Rating Services" means Standard & Poor's Corporation or Moody's Investor Service, or their successors and assigns, or if both are dissolved or no longer assigning credit ratings to long term debt, then such other nationally recognized service assigning credit ratings to long term debt designated by the Borrowers and acceptable to the Remarketing Agent and the Letter of Credit Bank.

         "Realty" means Adam Wuest Realty, Inc., an Ohio Corporation, and Realty's assigns, including any transferee corporation or other entity as provided in Section 6.3 of this Agreement.

         "Registered Bonds" means Bonds registered in the name of the holder.

         "Reimbursement Agreement" means the Reimbursement Agreement by and among the Borrowers and the Letter of Credit Bank pursuant to which the Letter of Credit is to be issued, as from time to time replaced, supplemented or amended.

         "State" means the State of Ohio.

         "Termination Date" means September 1, 2010, subject to earlier termination as provided in this Agreement.

         "Trustee" means the bank or trust company at the time serving as Trustee under the Indenture.

         "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 2.2 hereof, and to be held harmless and indemnified and to be reimbursed for attorney's fees and expenses under
Section 6.7 hereof.

         Any reference herein to the Issuer, to the Legislative Authority, or to any officers thereof, shall include any person or entity which succeeds to its or their duties or responsibilities pursuant to or by operation of law. Any reference to a section or provision of the Ohio Constitution or the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section or provision or chapter as from time to time amended, modified, revised, supplemented, or superseded; provided, however, that no such change in the Constitution or laws (a) shall alter the obligation to pay the Bond service charges in the amounts and manner, at the times, and from the sources provided in the Bond Legislation and the Indenture, except as otherwise herein permitted or (b) shall be deemed applicable by reason of this provision if such change would in any way constitute an impairment of the rights of the Issuer, the Letter of Credit Bank or the Borrowers under the Agreement or the Indenture.

         The terms "hereof", "hereby", "hereto", "hereunder", and similar terms, refer to this Loan Agreement.

                                   ARTICLE II

       THE LOAN; LOAN PAYMENTS, LETTER OF CREDIT AND ADDITIONAL PAYMENTS;
                      BORROWERS TO EXECUTE AND DELIVER NOTE

         Section 2.1. Amount and Terms of the Loan; the Note. The Issuer agrees, subject to the terms and conditions in this Agreement, to lend to the Borrowers the proceeds from the sale of the Project Bonds. Such proceeds (after deducting the original Purchaser's bond discount, if any) shall be deposited with the Trustee and disbursed, after deducting the Bond Fund Payment as provided in the Indenture, in accordance with the provisions of Section 4.2 hereof in payment of costs of refunding the Prior Bonds. Concurrently with the issuance of the Project Bonds, the Borrowers agree to and shall execute and deliver a Note in substantially the form attached hereto as Exhibit A, evidencing the obligation of the Borrowers, jointly and severally, to repay the Loan made by the Issuer. Such Note shall be dated as of February 1, 1994, shall be payable to the order of the Issuer for the principal amount of the Loan, and shall be payable in the amounts and at the rates set forth in such Note. Such amounts of principal, interest and premium, if any, shall together constitute the Loan Payments. Realty's obligation under the Note shall be limited as provided in the Note.

         The Borrowers shall, concurrently with the delivery of the Project Bonds and the Note, deliver or cause to be delivered the Letter of Credit to the Trustee. The Borrowers agree that they will not, either by their action or inaction, in any way adversely affect the continuation or effectiveness of the Letter of Credit.

         All Loan Payments made hereunder on account of principal of and interest and any premium on the Note shall be made directly to the Trustee at its corporate trust office for the account of the Issuer for deposit in the Reimbursement Account in the Bond Fund.

         The Borrowers shall have the option to prepay all or part (in the amount of $5,000 or any integral multiple thereof) of the Loan and the Bonds, with accrued interest to the date of such prepayment, at the time and in the amounts equal to the times and amounts at or in which the Project Bonds may be redeemed pursuant to the Indenture, provided, however, that before the Borrowers give the notice in accordance with Section 8.4 of this Agreement of intention to exercise the option to prepay the Loan in whole or in part, the Borrowers shall deposit with the Letter of Credit Bank the full amount of the prepayment price, including accrued interest to the date of prepayment specified in the aforesaid notice and premium, if any, set forth in the Bond Form in the Indenture, or alternatively, shall obtain a written waiver of such deposit requirement from the Letter of Credit Bank. The Borrowers shall be required to prepay the Loan in full with accrued interest to the date of such prepayment on the amount prepaid, upon the happening of an event described in Section 8.3 of this Agreement. Any such prepayment pursuant to said Section 8.3 shall be without premium or penalty. Any such optional or mandatory prepayment shall be made pursuant to the notice provisions described in Section 8.4 of this Agreement.

         In any event, the sum of the Loan Payments payable under this Section shall be sufficient to pay the total amount due with respect to the principal of, premium (if any) and interest on the Bonds as and when due, and if at any time when said payments are due the balance in the Bond Fund is insufficient to make such payments, the Borrowers will forthwith pay to the Trustee, for the account of the Issuer for deposit into the Bond Fund, any such deficiency; provided, that any amount at any time held by the Trustee in the Bond Fund as the Bond Fund Payment, as interest earned on moneys held by the Trustee and deposited in the Reimbursement Account in the Bond Fund, as the proceeds of business interruption insurance, or as a result of the payment of any penalties or liquidated damages received or withheld under construction contracts and deposited in the Reimbursement Account in the Bond Fund shall be transferred by the Trustee to the Letter of Credit Bank pursuant to Section 4.15 of the Indenture, and provided further, that if at any time all the outstanding Bonds are paid and discharged within the meaning of the Indenture and the Letter of Credit Bank has been fully reimbursed under the Reimbursement Agreement, the Borrowers shall not be obligated to make any further Loan Payments under this Section. All payments made pursuant to this Section shall be made in such manner and at such times as shall be necessary to assure that the Trustee shall receive such payments in sufficient time to permit payment of the amounts of the principal of, and interest and any premium on the Bonds when the same shall respectively become due and payable.

         The Issuer and the Borrowers have provided for the payment of the principal of the Project Bonds, upon maturity, redemption or acceleration, and up to 195 days' interest on the Project Bonds from payments to be made by the Letter of Credit Bank to the Trustee pursuant to the Letter of Credit. Pursuant thereto, the Borrowers hereby authorize the Trustee to draw under the Letter of Credit the moneys necessary to pay the principal of and interest on the Project Bonds as they become due, including amounts due as a result of a Determination of Taxability. The Issuer and the Borrowers authorize the Trustee to draw moneys, in which moneys the Borrowers have no interest, under the Letter of Credit in an amount sufficient to pay the principal of and interest on the Project Bonds at least two (2) days prior to the date such principal or interest becomes due. The amount of such drawings shall be credited against the Borrowers's obligations to make Loan Payments hereunder and under the Note.

         Section 2.2. Additional Payments. The Borrowers agree to make Additional Payments as follows:

         (a) To the Issuer, as reimbursement for any and all costs, expenses and liabilities paid by the Issuer in satisfaction of any obligations of the Borrowers hereunder not performed in accordance with the terms hereof by the Borrowers.

         (b) To the Issuer, as reimbursement for or prepayment of expenses paid or to be paid by the Issuer and requested by the Borrowers, or required by this Agreement, or the Indenture or incurred in enforcing the provisions of this Agreement or the Indenture, or incurred in defending any action or proceedings with respect to the Project, this Agreement, or the Indenture, or arising out of or based upon any other document related to the issuance of the Bonds which are not otherwise required to be paid by the Borrowers under this Agreement.

         (c) To the Trustee, the customary fees, charges and expenses of the Trustee as trustee, bond registrar and paying agent, and of any other paying agent on the Bonds under the Indenture, all as provided in the Indenture, as and when the same become due; provided that the Borrowers may, without creating a default hereunder, contest in good faith the necessity for any Extraordinary Services and Extraordinary Expenses, as such terms are defined in the Indenture, and the amount of any such fees, charges or expenses.

         (d) To the Letter of Credit Bank, the fees and expenses as required by the Reimbursement Agreement.

         (e) The Borrowers will pay, as the same become due: (i) all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment, furnishings or other property installed by the Borrowers thereon including, without limiting the generality of the foregoing, ad valorem taxes or payments in lieu of such taxes lawfully assessed against the Project; (ii) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project; and (iii) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrowers shall be obligated to pay only such installments as are required to be paid while payments of principal or interest are outstanding with respect to the Note.

         If the Borrowers shall first notify the Trustee and the Letter of Credit Bank of its intention to do so, the Borrowers may, at their expense and in their own name and behalf or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid (except where tender of all or a portion of the taxes, assessments or other charges may be made without prejudice to the Borrowers' contest regarding same, in which case such tender shall be made to avoid the imposition of any penalty) during the period of such contest and any appeal therefrom unless the Trustee or the Letter of Credit Bank shall notify the Borrowers that, in the opinion of Independent Counsel, by nonpayment of any such items the lien of the Indenture or the Mortgage or the Security Agreement will be materially endangered or the Project or any material part thereof will be subject to imminent loss or forfeiture, in which event such taxes, assessments or charges shall be promptly satisfied and discharged by payment thereof, by furnishing a bond satisfactory to the Trustee and the Letter of Credit Bank, or by payment to a reserve held by the Trustee. Notwithstanding the provisions herein, the Issuer shall not pay any cost, expense or liability of the Borrowers under this Agreement or the Indenture unless it shall have first afforded the Borrowers an opportunity to make any such payment; provided that the Borrowers may, without creating a default hereunder, contest in good faith the necessity or the reasonableness of any such cost, expense or liability (other than any amount which represents principal of or interest or any premium on any Bonds).

         Section 2.3. Notes. In addition to the Note described in Section 2.1 hereof, a Note or Notes in an aggregate principal amount equal to the principal amount of any Additional Bonds will be executed and delivered by the Borrowers in a form substantially similar to the form of the Note attached hereto as Exhibit A, with the necessary and appropriate variations, omissions and insertions as permitted and required by this Agreement as amended and supplemented. All Notes shall:

         (a) Provide for payments of interest equal to the payments of interest on the corresponding Bonds;

         (b) require payments and/or prepayments of principal and any premium equal to the payments of principal and/or sinking fund payments and any premium on the corresponding Bonds;

         (c) require all payments on such Notes to be made on or prior to the due dates for the corresponding payments to be made on the corresponding Bonds;

         (d) contain conversion options, optional and mandatory prepayment provisions and provisions in respect of the conversion options, optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption provisions of the corresponding Bonds; and

         (e) be on a parity with all other Notes theretofore or thereafter executed and delivered by the Borrowers pursuant to this Agreement as the same may be amended or supplemented in connection with issuance of any Bonds.

         Upon payment in full of the principal of and interest and any premium on any or all Bonds, whether at maturity or by redemption or otherwise, and the surrender thereof to, and cancellation thereof by, the Trustee, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, the Notes, issued concurrently with such Bonds, of the same maturity, bearing the same interest rate and in an amount equal to the aggregate principal amount of such Bonds so surrendered and cancelled or for the payment of which provision has been made, shall be deemed fully paid and the obligations of the Borrowers thereunder terminated and such Notes shall be cancelled and surrendered by the Issuer or the Trustee to the Borrowers. Notwithstanding the previous sentence, in the event that moneys sufficient for such payment have been paid to the Trustee by the Letter of Credit Bank, the Trustee shall upon written instructions of the Letter of Credit Bank assign all of its right, title and interest in and to the Notes, together with the Mortgage, to the Letter of Credit Bank. The Borrowers hereby agree and consent to such an assignment without defense or set-off by reason of any dispute between the Borrowers and the Trustee. Unless the Borrowers are entitled to a credit under express terms of this Agreement or the Indenture, all payments on each Note shall be in the full amount required thereunder. Each Note shall be payable to the Issuer and shall not be negotiated by the Issuer, except to effect assignment thereof to the Trustee and to any successor trustee under the Indenture.

         Section 2.4. Assignment of Payments and Note. The Issuer, as security for payment of the Bonds, concurrently with the issuance of the Bonds, hereby pledges and assigns to the Trustee all right, title and interest of the Issuer in and to the corresponding Note and the Issuer's rights under this Agreement to receive the Loan Payments, including the right to receive payments under such Note (but specifically excluding Unassigned Issuer's Rights), and hereby covenants and agrees with the Borrowers to pledge, assign and deliver the Note issued pursuant to Section 2.1 hereof to the Trustee. The Issuer hereby authorizes and directs the Borrowers, and the Borrowers hereby agree, to pay all Loan Payments directly to the Trustee at its corporate trust office for the account of the Issuer and for deposit in the Bond Fund. Additional Payments shall be paid directly to the person or entity to whom or to which they are due. The Borrowers will, as additional security for payment of the Bonds, concurrently with the issuance of the Bonds and the Issuer's assignment of the Note, mortgage the Project and assign rents and leases relating to the Project to the Trustee and the Letter of Credit Bank pursuant to the Mortgage and the Assignment.

         Section 2.5. Obligations Unconditional. The Obligations of the Borrowers to make payments pursuant to this Agreement and to perform and observe the other agreements on the Borrowers's part contained herein shall be joint and several, absolute and unconditional, except as to the limitation on Realty's obligations as set forth in the Note. Until such time as all conditions provided in the Indenture for release are met, the Borrowers (i) will not suspend or discontinue any payments pursuant to the Note or Notes or this Agreement, (ii) will perform and observe all of the Borrowers' other agreements contained in this Agreement, and (iii) except as provided in Article VIII hereof, will not terminate this Agreement for any cause including, without limiting the generality of the foregoing, failure of title to the Project or Project Site or any portion thereof, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, or any portion thereof, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by or under authority of the United States of America or of the State or any failure of the Issuer or the Letter of Credit Bank to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Reimbursement Agreement or the Indenture. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part contained in this Agreement, and in the event the Issuer should fail to perform any such agreement on its part, the Borrowers may institute such action against the Issuer as the Borrowers may deem necessary to compel performance or recover damages for nonperformance so long as such action shall not do violence to the agreements on the part of the Borrowers contained in the next preceding sentence. The Borrowers may, however, at the Borrowers' own cost and expense and in the Borrowers' own name or, to the extent lawful, in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Borrowers deem reasonably necessary in order to secure or protect the Borrowers' rights hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Borrowers so far as lawful, but at the Borrowers' expense, and to take all action necessary to effect the substitution of the Borrowers for the Issuer in any such action or proceeding if the Borrowers shall so request, or if the Issuer shall determine such action to be in its interest. This provision shall not be construed to require cooperation by the Issuer with the Borrowers in any labor dispute.

         Section 2.6. Prepayment of Loan and Additional Payments: Moneys for Purchase or Optional Redemption. On the dates and at the prices set forth in
Section 2.1 hereof, the Borrowers shall have the option to prepay all or part (in the amount of $5,000 or any integral multiple thereof) of the Loan upon depositing sufficient moneys with the Letter of Credit Bank as set forth in said
Section 2.1, and upon giving notice in accordance with Section 8.4 hereof.

         Section 2.7. Past Due Loan Payments and Additional Payments. In the event that the Borrowers should fail to pay any Loan Payments or Additional Payments, the payment in default shall continue as an obligation of the Borrowers with interest payable at the Default Rate until the amount in default shall have been fully paid; provided, however, that anything herein to the contrary notwithstanding the rate of interest on any Loan Payment in default shall not be less than the rate of interest on the Bonds to which such Loan Payment relates.

         Section 2.8. Redemption of Bonds. The Issuer, at the written request at any time of the Borrowers, and upon provision first made for the Issuer's expenses, if any, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect the redemption of all or part of the then outstanding Bonds, as may be specified by the Borrowers, on the earliest redemption date on which such redemption may be made under such applicable provisions.

         Section 2.9. Application of Certain Proceeds. So long as the Borrowers are not in default hereunder or under the Note, the Trustee shall, with respect to amounts deposited in the Reimbursement Account in the Bond Fund pursuant to Sections 5.2, 5.3, 5.4 or 5.8 hereof, reimburse the Letter of Credit Bank for corresponding draws under the Letter of Credit used to redeem Project Bonds (if such Bonds are subject to redemption under applicable provisions hereof or of the Indenture). In lieu of such redemption (if such Bonds are not subject to redemption under applicable provisions hereof or of the Indenture), at the Borrowers's option, with the concurrence of the Letter of Credit Bank, such amounts may (i) be retained in the Reimbursement Account in the Bond Fund and used for the purposes for which said Account is created if the Trustee and the Letter of Credit Bank receive an opinion from a firm of nationally recognized bond counsel that such retention will not cause the Bonds to become taxable, or
(ii) be used to purchase Bonds on the open market at prices not exceeding par plus accrued interest to the date of payment therefor and surrender Bonds so purchased to the Trustee for cancellation.

         Section 2.10. Adjustment of Loan Payments in the Event of Redemption or Cancellation of Project Bonds. In the event the Issuer redeems any Project Bonds or in the event the Borrowers deliver to the Trustee any Project Bonds with instructions to cancel said Bonds, then in that event the principal amount of such Bonds shall be allowed as a credit against principal payable under the Note in the inverse order of principal payments due under the Note.

         Section 2.11. Assignment of Agreement and Pledged Receipts. To secure the payment of Bond service charges, the Issuer shall assign, by the Indenture, its rights under and interest in this Agreement (except for the Unassigned Issuer's Rights) and the Pledged Receipts to the Trustee. The Borrowers hereby agree and consent to those assignments.

         Section 2.12. [Reserved].

         Section 2.13. Letter of Credit. Prior to the initial delivery of the Project Bonds to the Original Purchaser pursuant to the Indenture, the Borrowers shall obtain and deliver the Letter of Credit to the Trustee. The initial Letter of Credit shall be issued by the Letter of Credit Bank pursuant to the Reimbursement Agreement; shall be dated so as to be effective upon delivery of the Project Bonds; shall expire on September 15, 1995, subject to extension in accordance with the terms thereof and of the Reimbursement Agreement; may be replaced by an Alternate Letter of Credit complying with the provisions of
Section 4.16 of the Indenture; shall obligate the Letter of Credit Bank to pay to the Trustee up to (i) the aggregate principal amount of the Project Bonds to enable the Trustee to pay the principal of the Project Bonds at maturity, upon redemption or acceleration, to accrue on the Project Bonds for one hundred ninety-five (195) days to enable the Trustee to pay interest on the Project Bonds; and shall be in substantially the same form as attached to the Reimbursement Agreement and made a part thereof.

         The Borrowers shall take whatever action may be necessary to maintain the Letter of Credit or an Alternate Letter of Credit in full force and effect during the period required by the Indenture, including the payment to the Letter of Credit Bank of all amounts payable under the Reimbursement Agreement at the times and in the amounts described therein and the payment of any transfer fees required by the Letter of Credit Bank upon any transfer of the Letter of Credit or an Alternate Letter of Credit any successor Trustee pursuant to the Indenture.

                                   ARTICLE III

                    ACQUISITION, CONSTRUCTION, EQUIPPING AND
                            OWNERSHIP OF THE PROJECT

         Section 3.1. Acquisition, Construction and Equipping of the Project. The Borrowers represents that the acquisition, construction and equipping of the Project is complete and was undertaken in compliance with Article III of the Loan Agreement entered into in connection with the Prior Bonds.

         Section 3.2. Plans and Specifications. The Borrowers represent that the acquisition, construction, and installation of the Project was completed in accordance with the Plans and Specifications in connection with the Prior Bonds filed with the Letter of Credit Bank in connection with the Prior Bonds.

         Section 3.3. Completion Date. The Borrowers represent that the acquisition, construction and equipping of the Project was completed prior to September 1, 1993.

         Section 3.4. Agreement as to Ownership of Project. The Issuer and Realty agree that title to and the ownership of the Project Site shall vest in and remain in and be the sole property of Realty, subject to the Mortgage, and the Issuer and Company agree that title to and the ownership of the Project Equipment shall vest in and remain in and be the sole property of Company, subject to the security interest granted in the Mortgage.

         Section 3.5. Use of Project. The Issuer does hereby covenant and agree that it will not take any action, or cause any action to be taken, during the term of this Agreement, other than pursuant to Article IX of this Agreement or
Article VI of the Indenture, to interfere with the Borrowers' ownership of the Project or to prevent the Borrowers from having possession, custody, use and enjoyment of the Project, except such action as may be required of or permitted to the Issuer in its governmental capacities.

         Section 3.6. Additional Bonds. Subject to the provisions of Section 8 of the Bond Legislation for the Project Bonds, the Borrowers and the Issuer agree that one or more series of Additional Bonds may be issued pursuant to the Indenture.

         Section 3.7. Opinion to be Provided. Prior to February 1, 1999, and prior to February 1 of each fifth year thereafter, the Borrowers shall on behalf of the Issuer cause to be delivered to the Trustee and the Letter of Credit Bank an opinion of counsel, who may be counsel for the Borrowers, addressed to the Trustee and the Letter of Credit Bank and stating that based upon the law in effect on the date of such opinion no filing, registration or recording and no refiling, reregistration or rerecording of any financing statement, amendments thereto, continuation statements or instruments of a similar character relating to the pledges and assignments made by the Issuer to secure the Bonds is required by law in order to fully preserve and protect the security of the holders of the Bonds and the rights of the Trustee and the Letter of Credit Bank under the Indenture, the Mortgage and this Agreement, or if such filing, registration, recording, refiling, reregistration or rerecording is necessary, setting forth the requirements in respect thereto. Promptly after any filing, recording, refiling or rerecording of any such financing statement or amendment hereto or continuation statement or instrument, the Borrowers on behalf of the Issuer will deliver to the Trustee and the Letter of Credit Bank an opinion of counsel, who may be counsel for the Borrowers, to the effect that such filing, registration, recording, refiling, reregistration or rerecording has been duly accomplished and setting forth the particulars thereof.

                                   ARTICLE IV

                   ISSUANCE OF BONDS; APPLICATION OF PROCEEDS

         Section 4.1. Issuance of Bonds; Deposit of Bond Proceeds. In order to provide funds to make the Loan and thereby pay for the costs described in
Section 4.2 hereof and incurred under or in connection with this Agreement, concurrently with the delivery to the Trustee of the Note as provided in Section
2.1 hereof, the Issuer will issue, sell and deliver the Project Bonds to the Original Purchaser and will deposit the proceeds of said Project Bonds, after deducting the Bond Fund Payment as provided in the Indenture, into the Construction Fund as the Loan to the Borrowers. The moneys derived from the proceeds of the Project Bonds deposited in the Construction Fund, pending application as provided in Section 4.2 hereof, are subject to a lien in favor of the holders of the Project Bonds as provided in the Indenture.

         Section 4.2. Disbursements from the Construction Fund. The Issuer has, in the Indenture, authorized and directed the Trustee to use the moneys in the Construction Fund for the disbursements required by the provisions of this Agreement. Such disbursements shall be made to pay or, to the extent the Borrowers shall have paid, to reimburse the Borrowers for the payment of the outstanding principal balance of the Prior Bonds on March 1, 1994.

         All moneys in the Construction Fund (including moneys earned thereon by investment thereof) remaining after the redemption of the Prior Bonds shall be used to pay, or to reimburse the Borrowers for costs incurred in connection with the issuance of the Project Bonds (up to $59,600), and then paid to the Borrower.

         Section 4.3. Obligation of the Parties to Cooperate in Furnishing Documents. The Issuer and the Borrowers agree to cooperate in furnishing the documents referred to in Section 4.2 hereof that are required to effect payments out of the Construction Fund, and to cause such approvals and orders to be directed by the Authorized Borrower Representative to the Trustee as may be necessary to effect payments out of the Construction Fund in accordance with
Section 4.2 hereof. The Issuer's obligation is subject to any provisions of this Agreement or the indenture requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Construction Fund available for payment under the terms of the Indenture.

         Section 4.4. Borrowers Required to Pay Costs in Event Construction Fund Insufficient. In the event the moneys in the Construction Fund should not be sufficient to pay all costs payable therefrom, the Borrowers agree to deposit, at the Letter of Credit Bank's direction, a sum of money equal to the insufficiency with the Trustee; provided, however, that nothing contained herein shall impair the Borrowers' rights under Article VIII hereof.

         Section 4.5. Investment of Fund Moneys. Except as otherwise provided in the Indenture, any moneys held as part of the Bond Fund or Construction Fund shall at the oral (and if oral, to be confirmed in writing) or written request of the Authorized Borrowers Representative be invested or reinvested by the Trustee as specified in the Indenture. The Issuer and the Borrowers jointly and severally covenant that the use of the proceeds of the Bonds will be restricted in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of issuance of the Bonds, so that they will not constitute "arbitrage bonds" within the meaning of Section 148 of the Internal Revenue Code and the regulations prescribed under that Section. The Borrowers and the Issuer hereby agree that the gross proceeds of the Project Bonds will be restricted, invested and rebated as provided in
Section 6.2(u) hereof. Any officer of the Issuer having responsibility with respect to the issuance of the Bonds is authorized and directed, alone or in conjunction with any other officer, partner, employee or consultant of the Issuer or the Borrowers, and upon receipt of satisfactory indemnities from the Borrowers, to give an appropriate certificate on behalf of the Issuer, for inclusion in the transcript of proceedings for the Bonds, setting forth the facts, estimates and circumstances and reasonable expectations pertaining to said Section 148 and regulations thereunder. The Issuer shall cause to be furnished as provided in the Indenture a true transcript of certified proceedings including all proceedings had with reference to the issuance of the Bonds along with such other information as is necessary or proper with respect to the Bonds.

                                    ARTICLE V

                   MAINTENANCE; INSURANCE; DAMAGE; DESTRUCTION
                               AND EMINENT DOMAIN

         Section 5.1. Maintenance. So long as any of the Bonds are outstanding within the meaning of the Indenture, the Borrowers shall keep and maintain the Project, including all appurtenances thereto and any personal property therein or thereon, in good repair and good operating condition.

         Section 5.2. Removal of Portions of the Project. The Borrowers may remove items of furnishings or equipment constituting part of the Project only in accordance with the provisions of the Reimbursement Agreement and the Mortgage.

         Section 5.3. Option to Release Portion of Project. The Borrowers have the option, with the prior written consent of the Letter of Credit Bank, which consent may be withheld in the discretion of the Letter of Credit Bank, to release from the lien of the Mortgage any portion of the Project in accordance with the provisions of the Reimbursement Agreement and the Mortgage.

         Section 5.4. Insurance Required. The Borrowers shall keep the Project, or cause the same to be kept, continuously insured against such risks as are customarily insured against with respect to facilities of like size and type, paying as the same become due all premiums in respect thereto, in accordance with the provisions of the Reimbursement Agreement and the Mortgage.

         Section 5.5. Title Insurance. The Borrowers will prior to, or simultaneously with, the issuance of the Bonds, obtain and furnish title insurance in the form of an ALTA mortgagee's title binder as required by the Reimbursement Agreement and the Mortgage.

         Section 5.6. Worker's Compensation Coverage. While the Note and any obligation under the Reimbursement Agreement remains unpaid, including the Construction Period, the Company shall maintain or cause to be maintained, in connection with the Project, the Worker's Compensation coverage required by the laws of the State.

         Section 5.7. [Reserved].

         Section 5.8. Damage, Destruction and Eminent Domain. If, prior to full payment of all Bonds outstanding (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Project or any portion thereof is destroyed or damaged in whole or in part by fire or other casualty, or title to, or the temporary use of, the Project or any portion thereof shall have been taken by the exercise of the power of eminent domain, and the Issuer, the Borrowers or Trustee receives Net Proceeds from insurance or any exercise of the power of eminent domain, all Net Proceeds from any insurance policy or any kind of condemnation awards in connection therewith shall, at the direction of the Borrowers be paid to the Trustee which shall deposit same (a) in a special trust fund to be applied and disbursed in accordance with the terms and provisions of Section 4.2 of this Agreement, to be used by the Borrowers, with the consent of the Letter of Credit Bank, to repair, reconstruct, restore, replace or improve the Project or such portion thereof, and the Borrowers shall use their best efforts to use such proceeds in such a way as to restore the earning power of the Project and as will not impair the character or significance of the Project as furthering the Project Purposes, and upon completion of such repair, reconstruction, restoration, replacement or improvement of the Project or such portion thereof to the satisfaction of the Letter of Credit Bank, any balance remaining in such special trust fund shall be transferred to the Reimbursement Account in the Bond Fund, or (b) if the Borrowers have exercised their option to prepay the Loan pursuant to the provisions of Section 8.2(a) or Section 8.2(b) hereof, into the Reimbursement Account in the Bond Fund. The Letter of Credit Bank may impose such reasonable conditions as it deems appropriate to ensure proper application of moneys pursuant to (a) above. In the event any section or clause of the Mortgage shall conflict with this Section, the clause or section of the Mortgage shall prevail.

                                   ARTICLE VI

                     WARRANTIES, REPRESENTATIONS AND SPECIAL
                                    COVENANTS

         Section 6.1. Warranty of Issuer. The Issuer warrants and represents that it is a county and political subdivision of the State. The Issuer agrees that it will do or cause to be done all things necessary, so far as lawful, to preserve and keep in full force and effect its existence.

The Issuer has determined that the Project constitutes a "project" within the meaning of that term as defined in Section 165.01 of the Ohio Revised Code. The Issuer has duly accomplished all conditions necessary to be accomplished by it prior to issuance and delivery of the Project Bonds and execution and delivery of this Agreement and is not in default under any of the provisions contained in the laws of the State in any manner which would impair its ability to carry out its obligations hereunder. The Issuer further warrants and represents that under the Act it has power to enter into the transactions contemplated by this Agreement, and it has been duly authorized to execute and deliver this Agreement.

         Section 6.2. Representations and Warranties of the Borrowers. The Borrowers make the following representations and warranties to induce the Issuer to enter into this Agreement:

         (a) Realty and Company are both corporations duly organized and existing under the laws of the State and are duly qualified to do business in the State, and are not in violation of any provision of their articles of incorporation or code of regulations or any laws of the State relevant to the transactions contemplated by this Agreement, the Lease, the Mortgage, the Assignment of Leases and Rents or the Reimbursement Agreement.

         (b) The Borrowers have full power and capacity to execute and deliver this Agreement, the Bond Purchase Agreement, the Mortgage, the Assignment of Leases and Rents, the Note and the Reimbursement Agreement and to carry out the transactions provided for therein. This Agreement, the Bond Purchase Agreement, the Mortgage, the Assignment of Leases and Rents, the Note and the Reimbursement Agreement have been (or in the case of the Mortgage and Assignment of Rents and Leases, will be) duly executed and delivered by the Borrowers and all steps necessary have been taken to constitute this Agreement, the Bond Purchase Agreement, the Mortgage, the Assignment of Leases and Rents, the Note and the Reimbursement Agreement when executed and delivered by the respective parties hereto, valid and binding obligations of the Borrowers.

         (c) The execution, delivery and performance by the Borrowers of this Agreement, the Bond Purchase Agreement, the Mortgage, the Assignment of Leases and Rents, the Note and the Reimbursement Agreement and the consummation of the transactions contemplated hereby and thereby will not violate any provision of law or regulation applicable to either of the Borrowers, or of any writ or decree of any court or governmental instrumentality, or of any mortgage, indenture, contract, agreement or other undertaking to which either of the Borrowers is a party or which is known to the Borrowers to purport to be binding upon either of the Borrowers or upon any of the Borrowers' assets.

         (d) The financing, acquisition, construction and equipping provided by the Prior Bonds and the refunding of the Prior Bonds provided for under this Agreement, and commitments therefor made by the Issuer, induced the Borrowers to acquire and construct within the boundaries of the Issuer the manufacturing facilities constituting the Project which is used in the business of the Borrowers for lease to the Company.

         (e) The Project has and will be used and maintained in such manner as to conform in all material respects with all applicable zoning, planning, fire, building, environmental and other regulations, which are material to the operation of the Project, of all governmental authorities having jurisdiction. All necessary permits, licenses, consents and permissions necessary for the construction and operation of the Project currently obtainable have been obtained (and all others will be applied for or obtained as they become obtainable).

         (f) The Project is of the type authorized and permitted by the Act.

         (g) The Project is located entirely within the boundaries of the City of Cincinnati, Ohio;

         (h) The acquisition, construction and installation of the Project commenced after February 12, 1990, and no obligation relating to the acquisition, construction or installation of the Project was paid or incurred prior to such date.

         (i) Except for the Project Bonds, no bonds, notes or other obligations of any state, territory or possession or any political subdivision of the United States of America or any political subdivision of any of the foregoing, or of the District of Columbia in principal amount in excess of $10,000,000, have been issued and are now outstanding, the proceeds of which have been or are to be used primarily with respect to facilities of which the Borrowers or any related person thereto is or will be a principal user and which are located within the boundaries of the City of Cincinnati, Ohio.

         (j) There are no other obligations heretofore issued or to be issued by or on behalf of any state, territory or possession of the United States, or political subdivision of any of the foregoing, or of the District of Columbia, for the benefit of the Borrowers or any person related to the Borrowers, which constitute "industrial development bonds" within the meaning of Sections 141(a)(1) and 141(b) of the Code and which (i) were or are to be sold within 30 days of the date of sale of the Project Bonds, (ii) were or are to be sold at substantially the same interest rate as the interest rate on the Project Bonds,
(iii) were or are to be sold pursuant to a plan of marketing that is in common with the marketing plan for the Project Bonds, and (iv) are payable directly or indirectly by the Borrowers or from any source from which the Project Bonds are payable.

         (k) The information furnished by the Borrowers to the Issuer with respect to "capital expenditures" within the meaning of the Code is true and complete.

         (l) The information furnished by the Borrowers and used by the Issuer in preparing the Form 8038, Information Return for Private Activity Bond Issues, which has been filed by or on behalf of the Issuer, with the Internal Revenue Service Center in Philadelphia, Pennsylvania pursuant to Section 149(e) of the Code, was true and complete as of the date of filing of said Form 8038.

         (m) The weighted average maturity of the Project Bonds does not exceed the weighted average estimated economic life of the components comprising the Project by more than 20%, determined pursuant to Section 147(a) of the Code.

         (n) The aggregate authorized face amount of the Project Bonds allocated to any person (or any person related thereto within the meaning of Section 144(a) of the Code) who was, is, or will be an owner or principal user of the Project at any time during the three-year period beginning on the later of (i) the date such facilities were placed in service or (ii) the date of issuance of the Project Bonds, when increased by the aggregate face amount of all industrial development bonds the interest on which is exempt from tax of the Code which are allocated to such person (pursuant to Section 144(a)(10) of the Code) and which are outstanding at the time of issuance of the Project Bonds, will not exceed $40,000,000.

         (o) (aa) The Borrowers hereby covenant and agree with the Issuer and the Trustee for the benefit of the Holders of any of the Bonds, present and future, that the Borrowers will proceed with due diligence to spend the "gross proceeds" (hereinafter defined) of the Bonds in connection with the acquisition, construction, installation and equipping of the Project and that the Borrowers will not make, or permit, any use of the proceeds of the Bonds which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code and any Income Tax Regulations promulgated thereunder as such regulations may apply to obligations issued as of the date of the Bonds. The Borrowers shall deliver to the Issuer its certificate, evidencing the reasonable expectations of the Borrowers, in such reasonable form as the Issuer shall specify and upon which the Issuer may rely.

                  (bb) The Borrowers hereby further covenant and agree with the Issuer and the Trustee, and with the Holders of any of the Bonds, present and future, as follows:

                           (1) All of the gross proceeds of the Bonds, other
                  than gross proceeds held in a "bona fide debt service fund" (hereinafter defined) will be expended within ninety (90) days of the date of issuance and delivery of the Bonds.

                                    (A) Except during any "temporary period"
                           (hereinafter defined), the aggregate amount of gross proceeds of the Bonds which are invested in "nonpurpose obligations" (hereinafter defined) having a "yield" (hereinafter defined) higher than the yield on the Bonds shall at no time during any "bond year" (hereinafter defined) exceed one hundred fifty per centum (150%) of the "debt service" (hereinafter defined) on the Bonds for such bond year. In addition, the aggregate amount of gross proceeds of the Bonds invested hereunder in nonpurpose obligations having a yield higher than the yield on the Bonds shall be reduced within 30 days of any redemption of Bonds (whether by payment at maturity, mandatory sinking fund redemption, redemption prior to maturity, or otherwise) which results in a decrease in annual debt service on the Bonds, so that after such reduction the Borrowers' investment of gross proceeds of the Bonds complies with the limitation set forth in this subparagraph (A), based upon such decreased annual debt service. The Borrowers shall not be required to sell or dispose of nonpurpose obligations if such sale or disposition would result in the realization of a loss, for Federal income tax purposes, that exceeds the amount that would be rebated to the United States pursuant to the provisions of subparagraph (b) (2) (B) below (but for such sale or disposition), at the time of such sale or disposition if a rebate were due at such time. The provisions of the foregoing sentence shall not apply to the extent that other nonpurpose obligations acquired with the gross proceeds of the Bonds may be sold or disposed of without incurring the loss described above, and in any event the provisions of the foregoing sentence shall cease to apply thirty
                           (30) days after the last day of the first
                           "computation period" (defined in subparagraph
                           (b)(2)(B)) ending thereafter on which such nonpurpose obligations can be sold or disposed of without incurring the loss described hereinabove. The provisions of this subparagraph (A) shall apply to gross proceeds of the Bonds which are:

                                             (i) invested for the initial
                                    temporary period provided in Section
                                    1.103-14(b)(1) of the Income Tax
                                    Regulations;

                                             (ii) held in a bona fide debt
                                    service fund for the Bonds and invested for the 13-month temporary period provided in
                                    Section 1.103-14(b)(10) of the Income Tax
                                    Regulations;

                                             (iii) invested for either of the
                                    temporary periods provided for a sinking fund for the Bonds in Sections 1.103-14(b)(8) and 1.103-14 (b)(12) of the
                                    Income Tax Regulations;

                                             (iv) invested during the one-year
                                    temporary period provided for investment earnings derived from invested proceeds of the Bonds and from the investment of amounts held in a sinking fund for the Bonds under Sections 1.103-14 (b)(6) and 1.103-14(b)(9)
                                    of the Income Tax Regulations;

                                             (v) invested for the temporary
                                    period provided for proceeds of a refunding issue in Section 1.103-14(e)(3) of the Income Tax Regulations; or

                                             (vi) held in a "revolving fund"
                                    (within the meaning of Section
                                    1.103-14(b)(11) of the Income Tax
                                    Regulations) and invested during the
                                    three-year temporary period set forth
                                    therein.

For purposes of the limitations described in this subparagraph (A), in determining the aggregate amount of gross proceeds of the Bonds invested in nonpurpose obligations that bear a yield in excess of the yield of the Bonds, each such obligation shall be valued at its fair market value on the date such obligation is acquired by the Trustee at the direction of the Borrowers. In addition, the yield of obligations acquired with gross proceeds of the Bonds shall be determined based on such fair market value. For purposes of this subparagraph (A), an obligation acquired with gross proceeds of the Bonds need not be revalued after the date on which the obligation is acquired.

                                    (B) At the time or times hereinafter set
                           forth, the Borrowers shall pay or shall cause the Trustee to pay to the United States an amount, hereinafter referred to as the "Rebate Amount", which is equal to the sum of:

                                             (i) the excess of--

                                                      (a) the aggregate amounts
                                     earned from the date of issuance and
                                     delivery of the Bonds on all nonpurpose
                                     obligations in which gross proceeds of the Bonds have been invested (other than nonpurpose obligations attributable to an excess described herein) over

                                                      (b) the aggregate amounts
                                     which would have been earned if the yield on such nonpurpose obligations (other than nonpurpose obligations attributable to an excess described herein) had been equal to the yield on the Bonds,

                                             (ii) any income attributable to the
                                    excess described in the clause (i) above.

                           The Rebate Amount payable to the United States shall be determined at least annually, on each and every anniversary date of the issuance and delivery of the Bonds, by the Borrowers for each bond year during which Bonds remain outstanding and upon retirement of the last of the Bonds (each such period is hereinafter referred to as a "computation period"). Upon such determination, to the extent that the portion of the Rebate Amount determined to be due and payable to the United States under (B)(i) above as of the close of such computation period exceeds the sum of (a) the then-current balance of the Principal Subaccount of the Excess Investment Earnings Account created pursuant to the provisions of Section 6 of the Bond Legislation and (b) amounts previously rebated to the United States from the Principal Subaccount of the Excess Investment Earnings Account, such amount, if any, shall be deposited in the Principal Subaccount of the Excess Investment Earnings Account created pursuant to the provisions of the Indenture. That portion of the Rebate Amount described in (B)(ii) above shall be deposited, as it is earned, in the Income Subaccount of the Excess Investment Earnings Account created pursuant to the provisions of the Indenture. The Rebate Amount shall be paid to the United States in installments, as follows:

                                    (I) subject to clause (III) below, the first
                           such installment shall be paid no later than thirty
                           (30) days after the end of the fifth (5th) bond year of the Bonds;

                                    (II) subject to clause (III) below, an
                           additional installment shall be paid on or prior to the last day of each additional installment payment period during which any of the Bonds remain outstanding. For purposes of this clause (II), an installment payment period shall commence on the last day on which a preceding installment of the Rebate Amount was required to be paid, and shall end on the day preceding the fifth (5th) anniversary of such payment date;

                                    (III) anything herein to the contrary
                           notwithstanding, the last installment shall be paid no later than thirty (30) days after the last of the Bonds has been retired; and

                                    (IV) each installment shall be in an amount
                           which, when aggregated with the amount of any prior installments paid to the United States hereunder, will equal at least ninety per centum (90%) of the total Rebate Amount payable to the United States hereunder as of the date such installment is paid; provided, however, that the last installment shall be in an amount equal to the entire remaining balance of the Rebate Amount payable to the United States hereunder.

                  The Borrowers shall maintain or cause to be maintained records of such determinations for each computation period until six years after payment in full of the Bonds and shall make such records available to the Issuer, the Trustee, the Letter of Credit Bank, and their representatives upon reasonable request therefor. The Issuer and the Trustee hereby agree to cooperate with the Borrowers in making the determinations for each computation period required pursuant to this subparagraph (b).

                  To that end the Trustee, as Construction Fund and Bond Fund custodian, has covenanted and agreed in Section 5.16 of the Indenture that it will, on or before each anniversary of the date of issuance of the Bonds, prepare and file with the Issuer and the Borrowers a report with respect to the Construction Fund and the Bond Fund setting forth the total amounts invested during the preceding bond year, the investments made with the moneys in the Construction Fund and the Bond Fund and the investment earnings (and losses) resulting from the investments in each such Fund, respectively, together with such additional information concerning such Funds and the investments therein, respectively, as the Issuer or the Borrowers shall reasonably request.

                                    (3) For purposes of clause (a) of
         subparagraph (2)(B)(i) of this subparagraph (b), the Borrowers, in determining the aggregate amounts earned on all nonpurpose obligations acquired with gross proceeds of the Bonds--

                                             (A) will take into account any gain
                           or loss incurred on the disposition of any such nonpurpose obligation, and

                                             (B) unless the Issuer otherwise
                           elects, will not take into account any amounts earned on nonpurpose obligations held in a bona fide debt service fund for the Bonds during any bond year in which the gross earnings on such fund do not exceed One Hundred Thousand Dollars ($100,000).

                                    (4) Except as provided in Section
         1.103-15AT(d)(6) of the Temporary Income Tax Regulations with respect to the purchase of obligations of the United States Treasury directly from the United States Treasury, at no time shall any of the gross proceeds of the Bonds be invested in (A) nonpurpose obligations having a purchase price which is not equal to the fair market value of comparable obligations or producing a yield which is not equal to the fair market yield of comparable obligations, or (B) in any other manner resulting in a "prohibited payment" (within the meaning of Section 1.103-15AT(d)(6) of the Temporary Income Tax Regulations) of any portion of the Rebate Amount, directly or indirectly, to a party other than the United States.

                                    (5) Notwithstanding the provisions of
         subparagraph (b)(1), if gross proceeds of the Bonds subsequently arise following the end of the six-month period commencing on the date of issuance and delivery of the Bonds (whether due to sale of the Project, condemnation of the Project, damage or destruction to the Project, or otherwise) the provisions of subparagraph (b)(1) shall cease to apply and the Borrowers shall be obligated to (i) make the payments to the United States set forth in subparagraph (b)(2)(B) with respect to the gross proceeds of the Bonds which arise following the end of such six-month period (but not with respect to gross proceeds of the Bonds expended during such six-month period) and perform the other duties set forth in subparagraph (b)(2)(B), and (ii) limit the amount of gross proceeds of the issue and perform the other duties set forth in subparagraph (b)(2)(A) above.

                  (aa) For purposes of construing this Section and Section 5.16 of the Indenture, the following definitions shall apply:

                           (1) "bona fide debt service fund" shall have the meaning set forth in Income Tax Regulation Section 1.103-13(b) (12);

                           (2) "bond year" shall mean the one-year period commencing on the date of issuance and delivery of the Bonds and ending one year later, and each one-year period thereafter until payment in full of the Bonds;

                           (3) "debt service" shall have the meaning set forth in Code Section 148 and Temporary Income Tax Regulation Section 1.103-15AT(b) (5) and Temporary Income Tax Regulation Section 1.103-15AT(c) (4);

                           (4) "gross proceeds" shall have the meaning set forth in Temporary Income Tax Regulation Section 1.103-15AT(b) (6) and shall include:

                                    (i) original proceeds of the Bonds;

                                    (ii) investment proceeds of the Bonds;

                           (iii) transferred proceeds of the Bonds;

                           (iv) amounts held in a sinking fund for the Bonds;

                           (v) amounts held in a reasonably required reserve or
                  replacement fund for the Bonds;

                           (vi) securities or obligations pledged as security
                  for the payment of debt service on the Bonds;

                           (vii) amounts received with respect to acquired
                  purpose obligations acquired with the proceeds of the Bonds;

                           (viii) any other amount to be used to pay debt
                  service on the Bonds; and

                           (ix) any amounts received as a result of investing
                  any amounts described in (i) through (viii) above;

                  (5) "nonpurpose obligations" shall have the meaning set forth in Code Section 148 and Temporary Income Tax Regulation Section 1.103-15AT(b)(2);

                  (6) "temporary period" shall mean the temporary periods set forth in Temporary Income Tax Regulation Section 1.103-15 AT(c)(2) and described in clauses (i)-(vi) of subparagraph (b)(2)(A) above; and

                  (7) "yield" shall have the meaning set forth in Code Section 148 and Temporary Income Tax Regulation Section 1.103-15AT(b)(3) and Temporary Income Tax Regulation Section 1.103-15AT(c)(40).

         (d) The covenants and agreements contained in subparagraph (b) above are intended to assure compliance with Section 148 of the Code and with Temporary Income Tax Regulation Section 1.103-15AT. In the event such Temporary Income Tax Regulations are hereafter modified, or Final Income Tax Regulations modify or delete any element of the covenants contained in subparagraph (b) above, the Borrowers shall be relieved of their obligation to comply with such covenants to the extent of such modification or deletion. In the event such modifications or Final Income Tax Regulations impose additional requirements which are applicable to the Bonds, the Borrowers hereby covenant and agree to comply with the provisions of the Temporary Income Tax Regulations, as modified, or with such Final Income Tax Regulations.

         Section 6.3. Covenants Regarding Maintenance of Company's and Realty's Existence as Corporations. The Borrowers covenant that so long as the Note is outstanding each will cause the Company and Realty to maintain their existence to the extent permitted by law and not to liquidate or otherwise dispose of all or substantially all of their assets. The Company and Realty may, with the prior written consent of the Letter of Credit Bank, sell or otherwise transfer to another entity all or substantially all of their assets as an entirety and thereafter dissolve, provided the surviving, resulting or transferee entity, as the case may be, (i) is authorized to do business in the State, and (ii) assumes in writing all of the obligations of the Company or Realty, as applicable, under the Lease.

         Section 6.4. Financial Statements. While any indebtedness of the Bonds is outstanding, the Borrowers shall provide the Trustee and the Letter of Credit Bank annually the financial reports and certifications required by the Reimbursement Agreement.

         Section 6.5. Borrowers' Approval of Indenture. The Indenture has been submitted to the Borrowers for examination, and the Borrowers acknowledge, by execution of this Agreement, that the Borrowers have approved the Indenture and agree to be bound by its terms.

         Section 6.6. Right of Access. The Borrowers agree that, subject to reasonable security and safety regulations, to reasonable requirements as to notice and the rights of tenants, the issuer, the Trustee and the Letter of Credit Bank and they or any of their respective duly authorized agents shall have the right at all reasonable times to enter upon and to examine and inspect the Project. The Borrowers further agree that the Trustee and the Letter of Credit Bank and their duly authorized agents shall have such rights of access to the Project as may be reasonably necessary for the proper maintenance of the Project in the event of failure by the Borrowers to perform their obligations hereunder.

         Section 6.7. Indemnification. The Borrowers release the issuer, the Trustee and the Letter of Credit Bank from, agree that the Issuer, the Letter of Credit Bank, and the Trustee shall not be liable for, and agree to hold the Issuer, the Trustee and the Letter of Credit Bank harmless against, any loss or damage to property, or any injury to or death of any person, that may be occasioned by any cause whatsoever pertaining to and arising out of the Project or the use thereof while the Borrowers are in possession thereof. The Borrowers further agree to indemnify and save harmless the Issuer, the Trustee, the Letter of Credit Bank and the Original Purchaser against and from any and all cost, liability, expenses and claims arising from any breach or default on the part of the Borrowers in the performance of any covenant or agreement on the part of the Borrowers to be performed pursuant to the terms of this Agreement, or arising from any act or failure to act by the Borrowers or any of their agents, contractors, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Agreement, on about the Project Site, and from and against all cost, liability and expenses incurred in or in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the Issuer, the Trustee, the Letter of Credit Bank or the Original Purchaser by reason of any such claim, the Borrowers upon notice from the Issuer, the Trustee, the Letter of Credit Bank or the Original Purchaser covenant to resist or defend such action or proceedings at the Borrowers' expense.

         Section 6.8. Borrowers Not to Adversely Affect Tax Exempt Status of Interest on Project Bonds. The Borrowers, for the benefit of the Issuer, the Trustee, the Letter of Credit Bank and the holders from time to time of the Project Bonds, hereby represent that the Borrowers have not taken, or permitted to be taken on the Borrowers' behalf, and agree that the Borrowers will not take, or permit to be taken on the Borrowers' behalf, any action which would adversely affect the exemption from Federal income taxation of the interest paid on the Project Bonds, and that the Borrowers will take, or require to be taken, such acts as may from time to time be required under applicable law or regulation in effect on the date of the original delivery of the Project Bonds to the Original Purchaser to maintain the exemption from Federal income taxation of the interest on the Project Bonds. In particular, without limiting the generality of the foregoing, the Borrowers agree that, within the meaning of Section 144(a) of the Code, substantially all of the proceeds of the Project Bonds will be used to acquire, construct, reconstruct or improve land or property of a character subject to the allowance for depreciation.

         The Borrowers further covenant with the Issuer, the Letter of Credit Bank, and the Trustee and with each of the future holders of any Bonds that the Borrowers have not permitted and will not permit the sum of the Bond issuance plus capital expenditures by Borrowers (other than out of the proceeds of the Bonds) with respect to any "facility" as defined in Section 144(a) of the Code, within the boundaries of the City of Cincinnati, Ohio to exceed $10,000,000 during the applicable six (6) year period set forth in said section, or such other limitation as may from time to time be imposed under said section.

         The Borrowers agree that the Borrowers will timely prepare and file, or cause to be prepared and filed, with copies delivered to the Trustee and the Original Purchaser, any statements or documents required to be filed by the Borrowers or any other "principal user" of the Project in order to maintain the tax exempt status of the interest on the Bonds.

         Notwithstanding anything in this Agreement or the Indenture to the contrary, the Borrowers shall in no way be obligated to pay to the holders of the Bonds (or any prior holder) any amounts for unpaid taxes, penalties, interest or other assessments which any of them may incur as a result of a Determination of Taxability unless such Determination of Taxability results from the failure of the Borrowers to perform the Borrowers' obligations hereunder.

                                   ARTICLE VII

                                   ASSIGNMENT

         Section 7.1. Assignment by Borrowers. This Agreement may be assigned in whole or in part by the Borrowers, with the consent of the Letter of Credit Bank, which may be withheld in its discretion, but without the necessity of obtaining the consent of either the Issuer or the Trustee, provided, however, that no such assignment shall be made otherwise than in accordance with the Act as from time to time amended, and subject, however, to each of the following conditions:

         (a) No assignment (other than pursuant to Section 6.3 hereof or with the express written consent of the Letter of Credit Bank) shall relieve the Borrowers from primary liability for any of the Borrowers' obligations hereunder, and in the event of any such assignment the Borrowers shall continue to remain primarily liable for the payment of the Loan Payments and Additional Payments and for performance and observance of the agreements on the Borrowers' part herein provided to be performed and observed by the Borrowers.

         (b) Any assignment from the Borrowers must retain for the Borrowers such rights and interests as will permit the Borrowers to perform the Borrowers's obligations under this Agreement and any assignee from the Borrowers shall assume in writing the obligations of the Borrowers hereunder to the extent of the interest assigned.

         (c) The Borrowers shall, within thirty (30) days after execution thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment together with any instrument of assumption.

         (d) Any assignment from the Borrowers shall not materially impair fulfillment of the Project Purposes to be accomplished by operation of the Project.

         Section 7.2. Assignment by Issuer. The Issuer hereby assigns its rights under and interest in, and pledges the Pledged Receipts including, among other things, Loan Payments received under or pursuant to, this Agreement, along with all of its right, title and interest in, to and under the Note, to the Trustee pursuant to the Indenture and the Note, respectively, as security for payment of the principal of and interest and any premium on the Bonds, and shall not make any further such assignment or pledge except as may be necessary or required to enforce or secure payment of principal of and interest and any premium on the Bonds. Each such assignment or pledge shall be subordinate and subject to the rights of the Borrowers under this Agreement, so long as the Borrowers is not in default under this Agreement, the Note, or the Mortgage.

                                  ARTICLE VIII

                           TERMINATION AND PREPAYMENT

         Section 8.1. Option to Terminate. The Borrowers shall have the option to terminate this Agreement at any time when (i) the Indenture shall have been satisfied pursuant to its provisions and (ii) sufficient moneys are on deposit with the Trustee, the Letter of Credit Bank or the Issuer, as appropriate, to meet all Additional Payments due or to become due through the date on which the last of the Bonds are then scheduled to be retired or redeemed, or, with respect to Additional Payments to become due, provisions satisfactory to the Trustee, the Letter of Credit Bank and the Issuer are made for paying such amounts as they come due. Such option shall be exercised by the Borrowers giving the Issuer, the Letter of Credit Bank and the Trustee notice of such termination and such termination shall thereupon become effective.

         Section 8.2. Option to Prepay Loan. The Borrowers shall have, and are hereby granted, an option, to prepay all or part (in the amount of $5,000 or any integral multiple thereof) of the Loan Payments due or to become due, subject to such terms, with such deposit requirements and on the dates and at the prepayment prices as are set forth in Sections 2.1 and 2.6 hereof upon giving notice in accordance with Section 8.4 hereof.

         Section 8.3. Obligation to Prepay Loan. The Borrowers shall be obligated to prepay the entire Loan prior to the expiration of this Agreement and prior to the full payment of the Bonds (or prior to making provision for payment thereof in accordance with the Indenture) and to cancel or terminate this Agreement if and when (i) this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement by reason of any changes in the Constitution of the State or the Constitution of the United States of America or by reason of legislative or administrative action (whether state or Federal) or any final decree, judgment or order of any court or administrative body (whether state or Federal) entered after the contest thereof by the Issuer or the Borrowers in good faith to the effect that the Note and the obligations evidenced thereby are no longer enforceable by the holder thereof, or (ii) a Determination of Taxability shall have occurred, or (iii) the Borrowers fail to obtain an extension of the Letter of Credit or to obtain an Alternate Letter of Credit on the terms provided in the Indenture.

         Any such prepayment shall be made in the manner provided in section 2.1 hereof on the Loan Payment Date corresponding to the Bond Redemption Date fixed in accordance with the provisions of the Indenture in an amount sufficient to pay the principal of and interest and any premium on the Bonds to such Bond Redemption Date.

         Section 8.4. Notice of Prepayment. In order to exercise an option granted in, or to consummate a prepayment required by, this Agreement, the Borrowers shall, (i) within 60 days following the event authorizing the exercise of such option or requiring such prepayment, or (ii) at least 60 days prior to the date of the Borrowers' exercise of the option granted in section 8.2 hereof, give notice to the Issuer, the Trustee and the otter of Credit Bank, and shall specify therein the date on which such prepayment is to be made, which date shall be not less than 15 days nor more than 60 days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Indenture the Borrowers shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption, in which arrangements the Issuer shall cooperate.

         Section 8.5. Prepayment Price. In the case of prepayment of the entire ban pursuant to any provision of this Article, the prepayment price shall be the sum of the following:

         (a) To the Trustee, an amount of money equal to the amount of all principal, interest and any premium required to be paid in connection with the corresponding redemption of Bonds under the Indenture (plus any premium payable with respect to Bonds theretofore redeemed), plus

         (b) to the Trustee or to the persons to whom Additional Payments are or will be due, an amount of money equal to the Additional Payments accrued and which will accrue until final maturity of the Bonds or until the appropriate redemption date if the Bonds are to be redeemed; provided that this portion of such prepayment price will be deemed paid if provisions acceptable to the Trustee, the Letter of Credit Bank, the Remarketing Agent and the Issuer are made for paying such Additional Payments as they become due.

         Section 8.6. Relative Position of this Article and Indenture. The rights and options granted to the Borrowers in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Borrowers are in default hereunder; provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.

         Section 8.7. Concurrent Discharge of Note. In the event any of the Bonds shall be paid and discharged pursuant to any provisions of this Agreement or the Indenture, so that such Bonds are not thereafter outstanding within the meaning of the Indenture, an equivalent principal amount of the corresponding Note or Notes shall be deemed fully paid for purposes of this Agreement and to such extent the obligations of the Borrowers thereunder terminated. In such event, the Issuer or any assignee of the Note or Notes shall take whatever steps are required to cause such Note or Notes, or the pertinent installments of the principal sum thereof, to be cancelled and deemed fully paid.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

         Section 9.1. Events of Default. The following shall be "events of default" under this Agreement and the terms "event of default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

         (a) The occurrence of an event of default as defined in Section 6.01(a), (b), or (g) of the Indenture.

         (b) Failure by the Borrowers to observe and perform any covenant, condition or agreement on their part to be observed or performed hereunder, or in the Mortgage, or other than as referred to in paragraph (a) of this Section, for a period of thirty (30) days after notice of such failure requesting such failure to be remedied, given to the Borrowers by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, that, if such default is curable, and if and so long as the Borrowers are proceeding with due diligence to cure the default such period shall be extended to whatever reasonable period is required to permit the Borrowers to cure such default.

         (c) The dissolution and liquidation of the Borrowers, except as provided in Section 6.3 of this Agreement, or failure by the Borrowers or the Company promptly to satisfy or cause to be set aside any execution, garnishment or attachment of such consequence as will impair the Borrowers' ability to carry out their obligations under this Agreement, or the filing by the Borrowers or the Company of a petition for the appointment of a receiver in liquidation or a trustee with respect to itself or any of its property, or if it makes a voluntary assignment for the benefit of creditors or files a petition in bankruptcy or insolvency or for reorganization, compromise, adjustment or other relief under the laws of the United States or of any state relating to the relief of debtors; or if any party other than the Borrowers or the Company shall file a petition for the appointment of a receiver in liquidation or a trustee with respect to the Borrowers or the Company, or shall file a petition against the Borrowers or Company in bankruptcy, insolvency, or for reorganization, compromise, adjustment or other relief under the laws of the United States or any state relating to the relief of debtors and such petition shall not be vacated or set aside or stayed within thirty (30) days from the Realty's or the Company's receiving notice thereof.

         (d) Any foreclosure of, or ousting of the Realty or the Company from possession of, the Project or any material portion thereof under any indenture of mortgage and deed of trust or any other security interest given by the Realty or the Company, or for any other reason.

The provisions of paragraph (b) of this Section are subject to the following limitations: If by reason of acts of God; winds; fires; epidemics; landslides; floods; droughts; famines; strikes; lockouts or other industrial disturbances; acts of public enemies, acts or orders of any kind of any governmental authority; insurrection; military action; war, whether or not declared; sabotage; riots; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Borrowers, the Borrowers are liable in whole or in part to carry out their agreements on their part herein contained, other than the obligations on the part of the Borrowers to pay Loan Payments, Additional Payments and to carry insurance and to permit inspection of the Project, Borrowers records and collateral under the Security Agreement; the Borrowers shall not be deemed in default for a period of thirty
(30) days from the inception of such inability; provided, however, that, if such default is curable, and if and so long as the Borrowers are proceeding with due diligence to cure the default such period shall be extended to whatever reasonable period is required to permit the Borrowers to cure such default. The Borrowers shall, however, use their best efforts to remedy with all reasonable dispatch the cause or causes preventing the Borrowers from carrying out their agreements; provided, that the Borrowers shall in no event be required to settle strikes, lockouts or other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrowers, not in the interest of the Borrowers.

         Section 9.2. Remedies on Default. Whenever any event of default under
Section 9.1 of this Agreement shall have happened and be subsisting, any one or more of the following remedial steps may be taken; provided that in no event shall the Issuer be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until satisfactory indemnity has been furnished to it:

         (a) The Issuer shall, at the written request of the Trustee if acceleration is declared pursuant to Section 6.02 of the Indenture, declare all Loan Payments and Additional Payments payable hereunder for the remainder of the term of this Agreement to be immediately due and payable, whereupon the same shall become immediately due and payable.

         (b) In the event any of the Bonds shall at the time be outstanding and not paid and discharged in accordance with the provisions of the Indenture, the Issuer or the Trustee may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Borrowers, only, however, insofar as they pertain to the Project or Project Site or any portion thereof, or to the Borrowers' operations of the Project or at the Project Site.

         (c) The Issuer may without being required to give any notice (other than to the Trustee), except as provided in this Agreement or as may be required by mandatory provisions of law, pursue all remedies of a creditor or secured party under the Ohio Revised Code, or any other applicable laws.

         (d) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the Loan Payments and Additional Payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrowers under this Agreement.

         (e) The Trustee may exercise all remedies available under the Mortgage, the Indenture, the Assignment of Rents and Leases, and the Security Agreement,

Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of principal of and interest and any premium on the Bonds collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 4.07 of the Indenture for transfers of remaining amounts in the Bond Fund.

         The provisions of this Section are subject to the further limitation that the rescission or annulment of a declaration that all the Bonds outstanding under the Indenture are immediately due and payable shall also constitute rescission or annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of such declaration and of the event of default with respect to which such declaration had been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

         Section 9.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required herein.

         Section 9.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Borrowers should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of Loan Payments or the enforcement of performance or observance of any obligation or agreement on the part of the

Borrowers contained in this Agreement or in or represented by the Note, the Borrowers shall on demand therefor reimburse the reasonable fee of such attorneys and such other expenses so incurred. Any attorneys' fees required to be paid by the Borrowers under this Agreement shall include attorneys' fees through all proceedings, including, but not limited to, negotiations, administrative hearings, trials and appeals.

         Section 9.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1. Term of Agreement. This Agreement shall remain in full force and effect from the date hereof to and including the Termination Date, or until such time as all of the Bonds shall have been fully paid (or provision made for such payment pursuant to the Indenture), whichever shall be earlier, provided, however, that this Agreement may be cancelled and terminated prior to said date if the Borrowers shall prepay all of the Loan pursuant to Article VIII hereof.

         Section 10.2. Amounts Remaining in Bond Fund. Any amounts in the Bond Fund remaining unclaimed by the holders of Bonds for three years after the due date (whether at maturity or by redemption or pursuant to any Mandatory Sinking Fund Requirements or otherwise) thereof, shall be paid first to the Letter of Credit Bank in satisfaction of any outstanding obligations of the Borrowers to the Letter of Credit Bank under the Reimbursement Agreement and any amount remaining thereafter shall be paid to the Borrowers by the Trustee. With respect to the principal of and interest and any premium on the Bonds to be paid from moneys paid to the Borrowers or the Letter of Credit Bank pursuant to this Section the holders of the Bonds entitled to such moneys shall look solely to the Borrowers for the payment of such moneys.

         Section 10.3. Notices. All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Borrowers, the Original Purchaser, the Letter of Credit Bank, or the Trustee shall also be given to the others. The Borrowers, the Issuer, the Original Purchaser, the Letter of Credit Bank and the Trustee may, by notice given hereunder, designate a different Notice Address for it other than the one specified in Section 1.2 hereof.

         Section 10.4. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrowers and their respective successors and assigns, subject, however, to the specific provisions hereof, and subject to the further limitation that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt of the Issuer or the State or any political subdivision or taxing district thereof, but shall be payable solely out of the Pledged Receipts.

         Section 10.5. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or in the Indenture, subsequent to the issuance of the Project Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the Trustee and the Letter of Credit Bank.

         Section 10.6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall he deemed to be an original, and all of which when taken together and bearing the signatures of each of the parties hereto shall constitute but one and the same instrument.

         Section 10.7. Severability. In case any clause, provision or section of this Agreement, or any covenant, stipulation, obligation, agreement, act, or action, or part thereof, made, assumed, entered into, or taken under this Agreement, or any application thereof, is for any reason held to be illegal, invalid or inoperable, such illegality, invalidity, or inoperability shall not affect the remainder thereof or any other clause, pro-vision or section or any other covenant, stipulation, obligation, agreement, act or action or part thereof, made, assumed, entered into, or taken thereunder, which shall at the time be construed and enforced as if such illegal or invalid or inoperable portion were not contained therein, nor shall such illegality or invalidity or inoperability of any application thereof affect any legal and valid and operable application thereof, from time to time, and each such clause, provision or section, covenant, stipulation, obligation, agreement, act, or action, or part thereof shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent from time to time permitted by law.

         Section 10.8. Cautions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         Section 10.9. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

         Section 10.10. Selection of Alternate Letter of Credit. Notwithstanding anything to the contrary contained here in or in the Indenture, the Borrowers shall have the right to secure an Alternate Letter of Credit at any time prior to the issuance of a notice of redemption of the Bonds due to a termination of the Letter of Credit.

         Section 10.11. Continuing Obligation. This Agreement is a continuing obligation and will (i) be binding upon the Borrowers and the Borrowers' legal representatives, heirs, devisees, legatees and assigns, and (ii) inure to the benefit of and be enforceable by the Issuer and its successors, transferees and assigns; provided, that the Borrowers may not assign all or any part of this Agreement without the prior written consent of the Letter of Credit Bank. Except as set forth in the preceding sentence and except with respect to the holder(s) of any participation made by the Letter of Credit Bank of this Agreement and the Letter of Credit, no Person not a party to this Agreement will be entitled to the benefit of this Agreement.

         Section 10.12. Assumption of Obligations of Realty. Notwithstanding anything in this Agreement to the contrary, Realty may transfer its entire interest in the Project to the Company provided the Company assumes all of Realty's obligations hereunder, under the other letter of Credit Documents and under the Bond Documents. After such transfer and assumption and with the written consent of the Letter of Credit Bank (which consent shall not be unreasonably withheld or delayed), Realty shall no longer be bound hereunder and all references to Realty contained herein shall be of no further force and effect.

         IN WITNESS WHEREOF, the Issuer and the Borrowers have executed this Agreement all as of the day and year first above written.

                                     COUNTY OF HAMILTON, OHIO

                                     By:
                                        ---------------------------------------
                                        County Commissioner

                                     By:
                                        ---------------------------------------
                                        County Commissioner

                                     By:
                                        ---------------------------------------
                                        County Commissioner


                                     BORROWERS

                                     ADAM WUEST, INC.

                                     By:
                                        ---------------------------------------
                                     Title:
                                        ---------------------------------------

                                     ADAM REALTY, INC.

                                     By:
                                        ---------------------------------------
                                     Title:
                                        ---------------------------------------

                                   CERTIFICATE

         The undersigned, Fiscal Officer of the County of Hamilton, Ohio, hereby certifies that the moneys required to meet the obligations of the Issuer during the year 1994 under the aforesaid Agreement, all of which are payable from the Loan Payments of the Borrower have been lawfully appropriated by the Board of County Commissioners of the County of Hamilton, Ohio for such purposes and are in the treasury of the Issuer or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances. No funds need be appropriated by The County by virtue of the Loan Payments made by the Borrower hereunder. This Certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code.

Dated:      February __, 1994


                                           ------------------------------------
                                           County Auditor
                                           County of Hamilton, Ohio

                                    EXHIBIT A
                                 PROMISSORY NOTE

$2,980,000                                                     February 1, 1994
                                                               Cincinnati, Ohio

                  FOR VALUE RECEIVED, the undersigned ADAM WUEST, INC., an Ohio corporation, and ADAM WUEST REALTY, INC. (collectively the "Makers"), jointly and severally, promise to pay, as set forth below, to the order of the County of Hamilton, Ohio (the "Holder"), the principal sum of TWO MILLION NINE HUNDRED EIGHTY THOUSAND DOLLARS ($2,980,000) and to pay interest on the unpaid balance of such principal sum, as hereinafter provided, until the payment of such principal sum has been made or provided for.

                  The Note has been executed and delivered by the Makers to the Holder and assigned to The Fifth Third Bank, Cincinnati, Ohio, as Trustee (the "Trustee") pursuant to the Loan Agreement (the "Agreement"), dated as of February 1, 1994, among the Holder and the Makers. Under the Agreement, the Holder has loaned the Makers the proceeds received from the sale of the Holder's $2,980,000 Economic Development Revenue Refunding Bonds, Series 1994 (Adam Wuest, Inc. Project) initially dated as of February 1, 1994 (the "Bonds") to assist the Makers in the refunding of the Prior Bonds (as that term is defined in the Agreement). The Makers have agreed to repay the loan of the proceeds of the Bonds by making payments (the "Loan Payments") at the times and in the amounts set forth in this Note. The Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of February 1, 1994, between the Holder and the Trustee. The Bonds and this Note bear interest at the fixed rate set forth on Exhibit A to the Indenture. Interest on the Bonds is payable each Interest Payment Date (as defined in the Loan Agreement), commencing September 1, 1994.

                  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement and the Indenture.

                  To provide funds to pay the principal of the Bonds as and when due as above-specified, the Makers hereby agree to and shall make Loan Payments in such manner as to provide immediately available funds on the first day of March, June, September and December, commencing June 1, 1994, in an amount equal to one-fourth of the amount payable on each next succeeding September 1 (provided, however, that any payment otherwise due on February 1, shall be payable four Business Days prior to such February 1). To provide funds to pay the interest on the Bonds as and when due as above-specified, the Makers hereby agree to and shall make Loan Payments on the first day of March, June, September and December commencing on June 1, 1994, in an amount equal to one-half of the amount payable as interest on each next succeeding Interest Payment Date, as applicable (provided, however, that any payment otherwise due on an Interest Payment Date shall be payable four Business Days prior to such Interest Payment
Date); provided, however, that with respect to the interest payment due June 1, 1994, the Makers shall receive a credit against such interest payment equal to the amount of money in the Bond Fund (as defined in the Indenture) representing the Bond Fund Payment (as defined in the Indenture).

                  The provisions of the Project Bonds and the Indenture with respect to the time and amount of payments of principal and Interest on the Project Bonds, and correspondingly payments of principal and interest on this Date, are hereby incorporated by reference in this Note.

                  If payment or provision for payment in accordance with the Indenture is made in respect of the principal of and redemption premium, if any, and interest on the Bonds, and if amounts due the Letter of Credit Bank pursuant to the Reimbursement Agreement (as such terms are defined in the Indenture) have been paid or provision therefor has been made, this Note shall be deemed paid to the extent of such payment or provision for payment of Bonds and amounts due under the Reimbursement Agreement has been made.

                  All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee at its principal corporate trust office for the account of the Issuer and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, the Loan Payments shall be used by the Trustee to pay the principal of and redemption premium, if any, and interest on the Bonds as and when due or to reimburse the Letter of Credit Bank for draws under the Letter of Credit.

                  The obligation of the Makers to make the payments required hereunder shall be absolute and unconditional, joint and several, except as provided herein, and the Makers shall regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Makers may have or assert against the Holder, the Trustee, the Letter of Credit Bank, or the Remarketing Agent (each as defined in the Agreement) or any other person.

                  This Note is subject to optional, extraordinary optional and mandatory prepayment upon the same terms and conditions, on the same date or dates and at the same prepayment prices, as the Bonds are subject to, conversion option, optional, extraordinary optional and mandatory redemption, and the Makers hereby agree that they will make Loan Payments hereunder in an amount equal to the principal of and premium, if any, and interest on the Bonds due and payable on any such redemption date. All optional prepayments of amounts due under this Note are subject to the requirement that the Makers deposit sufficient moneys with the Letter of Credit Bank in accordance with 2.1 of the Agreement prior to the Makers giving notice of their intention to so prepay pursuant to Section 8.4 of the Agreement. Any such redemption prior to stated maturity is subject to the obligation of the Makers to give the Holder and the Trustee sufficient notice of such redemption as shall enable the Issuer and the Trustee to take all action necessary under the Indenture to redeem on the date specified for prepayment a like principal amount of Bonds at the same redemption price.

                  Whenever an event of default under Section 6.01 of the Indenture shall have occurred and, as a result thereof, the principal of the Bonds then outstanding, and interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 6.02 of the Indenture, the unpaid principal amount of and accrued interest on this Note shall also be due and payable on the date on which the principal of and interest on the Bonds shall have been declared due and payable; provided, that the annulment of a declaration of acceleration with respect to the Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note.

                  This Note and the Makers, obligations under the Agreement are secured by an Open-End Mortgage and Security Agreement and an Assignment of Rents and Leases each dated as of February 1, 1994, from the Makers to the Trustee and the Letter of Credit Bank.

                  Adam Wuest, Inc. and Adam Wuest Realty, Inc. are jointly and severally liable for all of the obligations, liabilities, costs and expenses arising under this Note or any of the other documents evidencing or securing the repayment of any indebtedness or the enforcement of any obligations hereunder, provided, however, that Adam Wuest Realty, Inc. shall not become liable for the payment of any amounts due under this Note or any of the other documents evidencing or securing the repayment of any indebtedness or the enforcement of any obligations hereunder, in excess of, and Holder agrees that in no event shall any monetary deficiency judgment for any such amounts be sought or secured against Adam Wuest Realty, Inc. other than in an amount equal to, the fair market value of the Project Site, it being the intention of the parties that the only recourse of Holder for the satisfaction of such amounts against Adam Wuest Realty, Inc. shall be against (a) the Project Site, (b) Adam Wuest, Inc. and (c) any other collateral held by Holder or Trustee as collateral security for the indebtedness evidenced by this Note or secured by the Mortgage. Notwithstanding the foregoing, Adam Wuest Realty, Inc. shall be fully liable to Holder for (i) all damages suffered by Holder on account of fraud or material misrepresentation by Adam Wuest Realty, Inc. or Adam Wuest, Inc., (ii) the retention of any rental income or other income arising with respect to the Project Site collected by Adam Wuest Realty, Inc. after Adam Wuest Realty, Inc. is in default under this Note to the full extent of the rental income or other income retained and collected by Adam Wuest Realty, Inc. thereafter and not applied to operating expenses, capital improvements or debt service, (iii) the replacement cost of any personal property or fixtures which are encumbered by the Mortgage which are removed or disposed of by Adam Wuest Realty, Inc. and not replaced as required by the Mortgage, (iv) the misapplication of any proceeds to the full extent of such misapplied proceeds under any insurance policies or awards resulting from condemnation of the exercise of the power of eminent domain by reason of damage or destruction to any portion of the Project Site or any building or buildings located thereon, and (iv) valorem and personal property taxes, assessments and all other liens and charges on the Project Site which have become due and payable and are not paid by Adam Wuest Realty, Inc. (and thus delinquent).

                  IN WITNESS WHEREOF, the Makers have executed this Note as of the date first written above.

                                       ADAM WUEST, INC.

                                       By: ____________________________________

                                       Title: _________________________________


                                       ADAM REALTY, INC.

                                       By: ____________________________________

                                       Title: _________________________________


                  The above Promissory Note is hereby pledged and assigned to the Trustee without recourse, as Trustee pursuant to the within described Indenture this ___day of February, 1994.

                                       COUNTY OF HAMILTON, OHIO

                                       By: ____________________________________
                                           County Commissioner

                                       By: ____________________________________
                                           County Commissioner

                                       By: ____________________________________
                                           County Commissioner


                                       BORROWERS

                                       ADAM WUEST, INC.

                                       By: ____________________________________

                                       Title: _________________________________


                                       ADAM REALTY, INC.

                                       By: ____________________________________

                                       Title: _________________________________

                                    EXHIBIT B
                                PROJECT EQUIPMENT

Factory

         2       Gribetz Computerized Quilting Machines
         1       Mattress Innerspring Unit Expediter
         1       Electric Forklift
         5       Box Spring Upholstery Presses and I-Beams
        14       Mattress Pre-Build Tables
         1       Tape Edge Machine and Table
    150 Ft       Mattress Production Conveyor
         1       Air Compressor and After Cooler
   260 Ft.       Stand-Up Powered Conveyor
    60 Ft.       Staging Flat Conveyor
         1       Slitter For Cutting Cloth Rolls
         1       Argon Welder
                 Electric Wiring for Above Equipment

Office

         1       McDonnell Douglas Computer System
         1       Telephone System (including voice mail)
                 Miscellaneous Office Furniture and Fixtures

                                    EXHIBIT C
                                  The Property

Situated in the City of Cincinnati, Hamilton County, Ohio and more particularly described as follows:

Beginning at a point in the north line of proposed Kenyon Street which is South 82 degrees 48' 50" East a distance of 255.76 feet, as measured along the north line of existing Kenyon Avenue and south 7(0) 35' 50" West, a distance of 34.56 feet from the intersection of the north line of existing Kenyon Avenue with the east line of existing Freeman Avenue, thence along the north line of Proposed Kenyon Street, South 78 degrees 34' 03" East a distance of 427.86 feet; thence on a curved line, tangent to the last described course, and deflecting to the left with a radius of 35 feet a distance of 56.06 feet (chord of said curve bears North 55 degrees 32' 36" East a distance of 50.26 feet) to a point in the west line of Linn Street; thence along the west line of Linn Street, North 9 degrees 39' 15" East a distance of 203.46 feet and on a curved line, tangent to the last described course, and deflecting to the right with a radius of 1067 feet a distance of 133.61 feet (chord of said curve bears North 13 degrees 14' 26" East a distance of 133.46 feet); thence North 7 degrees 12' 15" East a distance of 109.00 feet; thence North 82 degrees 47' 45" West a distance of
225.33 feet; thence South 7 degrees 35' 50" West a distance of 446.87 feet to the place of beginning.

INCLUDED in the above described property is a parcel shown on Certificate of Title No. 127439 of the Hamilton County, Ohio Registered Land Records and being described as follows:

Situate in the City of Cincinnati, Hamilton County, Ohio and beginning at a point in the north line of Kenyon Avenue which is North 85 degrees 30' West (North 82 degrees 48' 50" West -- Queensgate) a distance of 242.53 feet from the intersection of the north line of Kenyon Avenue with the west line of Baymiller Street; thence, along the north line of Kenyon Avenue, North 85 degrees 30' West (North 82 degrees 48' 50" West -- Queensgate) a distance of 16.61 feet; thence North 40 30' East (North 7 degrees 11' 10" East -- Queensgate) a distance of
16.59 feet; thence south 4 degrees 29' West (south 7 degrees 10' 10" West -- Queensgate) a distance of 85.08 feet to the place of beginning.

                                    EXHIBIT D

                   STATEMENT REQUESTING DISBURSEMENT OF FUNDS
                 FROM CONSTRUCTION FUND PURSUANT TO SECTION 4.2
                 OF LOAN AGREEMENT DATED AS OF February 1, 1994


                  Pursuant to Section 4.2 of the Loan Agreement among the County of Hamilton, Ohio ("Issuer"), and Adam Wuest, Inc. and Adam Wuest Realty, Inc. (the "Borrowers") dated as of February 1, 1994, the undersigned Authorized Borrowers Representative hereby authorizes The Fifth Third Bank, as Trustee of the County of Hamilton - Adam Wuest, Inc. Construction Fund ("Construction Fund") to pay to the Borrowers or to the person(s) listed on Exhibit "A" hereto out of the moneys deposited in the Construction Fund the aggregate sum of $_____ to pay said person(s) or to reimburse the Borrowers in full, as indicated on Exhibit "A", for the advances, payments and expenditures made by them in connection with the items listed in Exhibit "A", which is incorporated herein by reference.
                  This _____ day of _________ 1994.


                                             ___________________________________
                                             Authorized Borrowers Representative

Approved:
The Fifth Third Bank, as Letter
         of Credit Bank

By ____________________________

Date: ___________, 1994

                                    EXHIBIT A

                           (Adam Wuest, Inc. Project)


                              Payee          Amount
                              -----          ------